      As filed with the Securities and Exchange Commission on August 30, 2000
                                                      Registration No. 333-36242

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 2

                                      TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CHEVY CHASE BANK, F.S.B.
             (Exact name of registrant as specified in its charter)

                United States                                  52-0897004
   (State or other jurisdiction of incorporation             (I.R.S. Employer
               or organization)                          Identification Number)


                            Stephen R. Halpin, Jr.
                           Chevy Chase Bank, F.S.B.
                            8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                                (301) 986-7000
                  (Address, including zip code and telephone
             number including area code, or registrant's principal
                              executive offices)

                                   Copies to:

               Lynn Soukup, Esq.                    Chris DiAngelo, Esq.
                 Shaw Pittman                       Dewey Ballantine LLP
            2300 N. Street, N.W.                     1301 Sixth Avenue
           Washington, D.C. 20037                 New York, New York 10019
               (202) 663-8000                          (212) 259-6718


(Name, address, including zip code and telephone number, including area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: From time to time on or after the date this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, other than securities offered only in connection with dividend interest reimbursement plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                Proposed Maximum       Proposed Maximum
Title of Each Class of         Amount to be    Offering Price Per     Aggregate Offering         Amount of
Notes to be Registered          Registered(1)        Note(2)               Price(2)             Registration Fee
----------------------------------------------------------------------------------------------------------------
Asset Backed Securities       $1,207,679,345.44      100%               $1,207,679,345.44        $319,127.07(3)

================================================================================================================


     (1) In accordance with Rule 429 under the Securities Act of 1933, the prospectus included in this Form S-3 is a combined prospectus which also relates to the registrant's prior registration statement on Form S-3 (Registration Statement No. 333-21707). The amount of securities eligible to be sold under the prior registration statement ($7,679,345.44, as of August 17, 2000) shall be carried forward to this registration statement.

     (2)  Estimated solely for the purpose of calculating the registration fee.

     (3) $316,536.00 of the $319,127.07 registration fee was paid with Pre-Effective Amendment No. 1 to the registration statement. $2,327.07 is attributable to the amount carried forward from the prior registration statement for which a filing fee of $454,545.45 was paid at the time of registration (at a rate of $303.03 per $1,000,000 of securities registered). The remaining $264.00 was previously paid with the original filing of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
     Section  8(a) of the  Securities  Act of 1933,  as  amended,  or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            CHEVY CHASE BANK, F.S.B.

                              CROSS REFERENCE SHEET

Item                                                 Caption in Prospectus
No.     Name and Caption in Form S-3                and Prospectus Supplement
---     ----------------------------                -------------------------
1.   Forepart of the Registration                 Forepart of the Registration Statement;
     Statement and Outside Front Cover            Front Cover Page of Prospectus; Front
     Page of Prospectus                           Cover Page of Prospectus Supplement;
                                                  Cross Reference Sheet

2.   Inside Front and Outside Back Cover          Inside Front Cover and Outside Back
     Pages of the Prospectus                      Cover Pages of Prospectus; Inside Front
                                                  Cover Page of Prospectus Supplement;
                                                  Important Notice About the Information
                                                  Presented in this Prospectus and the
                                                  Accompanying Prospectus Supplement;
                                                  Table of Contents

3.   Summary Information; Risk Factors            Prospectus Summary; Risk Factors;
     and Ratio of Earnings to Fixed               Certain Legal Matters
     Charges

4.   Use of Proceeds                              Use of Proceeds

5.   Determination of Offering Price              *

6.   Dilution                                     *

7.   Selling Security Holders                     *

8.   Plan of Distribution                         Methods of Distribution

9.   Description of Securities to be              Prospectus Summary; Description of the
     Registered                                   Notes; Material Federal Income Tax
                                                  Consequences

10.  Interest of Named Experts and Counsel        *

11.  Material Changes                             *

12.  Incorporation of Certain Information by      Where You Can Find More Information
     Reference

13.  Disclosure of Commission Position on         *
     Indemnification  for Securities Act
     Liabilities

*    Not Applicable

PROSPECTUS

                       Chevy Chase Auto Receivables Trusts
                               Asset Backed Notes
                            Asset Backed Certificates

                                  -----------


You are encouraged to read the section entitled "Risk Factors" on page __ of this prospectus and consider these factors before making a decision to invest in these securities.

These securities are auto receivable asset-backed securities which represent interests in or obligations of the trust issuing a series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities--

o    will be issued from time to time in series;

o    will be issued by trusts established by Chevy Chase Bank, F.S.B.;

o    will be backed by a pool of auto loans held by the issuing trust;

o will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets--

The assets of each trust will primarily consist of a pool of auto loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is __________, 2000

  Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                                Table of Contents

                                              Page


Summary of Terms................................1

Risk Factors....................................4

Trust Assets....................................9

The Trustee.....................................9

Use of Proceeds.................................9

The Lenders....................................10
     General...................................10

The Automobile Financing Business of
 the Lenders ..................................10
     Underwriting Procedures...................10
     Selection Criteria........................11
     Payment Terms of the Auto Loans...........11
     Insurance.................................12

Description of the Securities..................12
     Material Provisions of the Securities.....12
     General Payment Terms of Securities.......14
     Payment Date Distributions................14
     Determination of Principal and
      Interest on the Securities...............14
     Soft Bullets..............................15
     Fixed Rate Securities.....................15
     Floating Rate Securities..................16
     Indexed Securities........................16
     Scheduled Amortization Securities;
      Companion Securities.....................17
     Maturity and Prepayment Considerations....17
     Yield Considerations......................19
     Book-Entry Registration...................23
     Definitive Securities.....................23
     Credit and Cash Flow Enhancements.........24

The Trust Documents............................25
     Sale of Auto Loans by the Lenders to
      the Trust................................25
     Representation and Warranties of the
      Lenders; Repurchase Obligation...........26
     Accounts..................................26
         Collection account....................26
         Distribution account..................27
         Yield Maintenance Account.............27
     Mandatory Repurchase of Auto Loans........28
     The Servicer..............................28
     Servicing Procedures......................29
     Servicer Covenants........................29
     Defaulted Auto Loans......................30
     Servicing Compensation and
      Payment of Expenses......................30
     Indemnification...........................31
     Evidence as to Compliance.................31
     Certain Matters Regarding the Servicer....32
     Servicer Default..........................32
     Removal of the Servicer...................33
     Amendment.................................33
     Events of Default.........................34
     Rights upon an Event of Default...........35
     Certain Covenants of Each Trust...........37
     Certain Matters Regarding the
      Trustee and the Trust....................37
     Limitation on Liability of the Trustee....37
     Resignation of Trustee....................38



     Termination...............................38

Legal Aspects Of The Auto Loans................38
     Security Interest in Vehicles.............39
     Repossession..............................40
     Notice of Sale; Redemption Rights.........41
     Deficiency Judgments and Excess Proceeds..41
     Consumer Protection Laws..................41
     Soldiers' and Sailors' Civil Relief Act
      of 1940..................................42
     Other Limitations.........................43

Material Federal Income Tax Considerations.....43
     General...................................43
     Grantor Trust Securities..................44
     Debt Securities...........................46
     Partnership Interests.....................47
     FASIT Securities..........................49
     Discount and Premium......................52
     Backup Withholding and Information
      Reporting................................56
     Foreign Investors.........................56

State Tax Considerations.......................58

ERISA Considerations...........................58
     General...................................58
     ERISA Considerations regarding
      Securities which are Certificates........58
     ERISA Considerations regarding
      Securities which are Notes...............60
     Consultation With Counsel.................61

Methods of Distribution........................62

Legal Matters..................................63

Clearance, Settlement and Tax
  Documentation Procedures .....................1


                                Summary of Terms

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the accompanying prospectus supplement.

The Trusts

Each series of securities will be issued by a separate trust.

The Bank

Chevy Chase Bank, F.S.B., or the bank, is a federal chartered stock savings bank. The bank's principal executive offices are located at 8401 Connecticut Avenue Chevy Chase, Maryland 20815.

The auto loans held by each trust will have been originated or purchased by the bank or its subsidiary, Consumer Finance Corporation, or CFC. We refer to the bank or Consumer Finance Corporation as the lenders in this prospectus.

The bank is a lender to borrowers of "prime" credit quality; CFC is a "non-prime" lender.

The Securities

The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities:

o may be entitled to receive distributions only of principal, only of interest or any combination of principal and interest;

o may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

o may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up; this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

o may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

o    may be entitled to receive interest at a fixed rate or a variable rate; and

o may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

Classes of interest only and principal only securities are subject to special investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

Trust Property

Each trust will hold:

o a pool of auto loans, each of which will be secured by new or used automobiles, vans and light duty trucks;

o    amounts held in trust accounts; and

o    forms of credit support, if applicable.

You will find a description of the pool of auto loans in the prospectus supplement. If a trust has not purchased all of the auto loans at the time you purchase your securities, it will purchase the remainder from the lenders over a period specified in the prospectus supplement.

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the auto loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement such as the following:

o the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

o the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

o the allocation of losses on the auto loans to the lower classes of securities;

o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

o    repurchase or put obligations;

o    a yield maintenance account or other yield supplement agreements; and

o    other arrangements similar to those described above.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

Pre-Funding Feature

A trust may enter into agreements with the lenders, in which the lenders will sell additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the pre-funding feature. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

Federal Income
Tax Considerations

The securities of each series will, for federal income tax purposes, constitute one of the following:

o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

o    debt secured by the underlying auto loans;

o    interests in a trust which is treated as a partnership; or

o regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

We suggest that you review "Material Federal Income Tax Considerations" beginning on page [__] in this prospectus and in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page [__] in this prospectus and in the prospectus supplement.

Rating

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

                                  Risk Factors

     You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them.

A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the auto loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity.

o The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

o The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the auto loans. If the auto loans prepay very quickly the yield on an interest-only security could be dramatically reduced.

o    The auto loans may be prepaid in full or in part at any time.

o We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing, local and regional economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

o One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the auto loans or the securities is less than a specified amount or percentage.

o Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

Non-prime auto loan pools will incur higher losses than prime auto loan pools.

Some or all of the assets of a trust may consist of non-prime auto loans. A loan is usually considered non-prime because the borrower has limited income, past credit problems, such as prior bankruptcy or a history of delinquent payments on other debt, or a limited or no credit history. Non-prime loans generally experience a higher rate of delinquency and loss than prime loans.

The added risk presented by non-prime auto loans is considered in structuring the issuances of securities. However, we can give no assurance that the structure established will be adequate to prevent losses to some or all of the securityholders.

Used vehicles included in the auto loan pool may incur higher losses than new autos.

Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Loans for used vehicles may be either prime or non-prime loans. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Security interests may not be perfected, which could allow others superior rights to the trust assets.

The certificates of title for the financed vehicles may be held by the servicer. The servicer may use the facilities of a third party, off-site document retention service to store the loan contracts or the physical certificates of title. The certificates of title may not be endorsed or amended to identify the secured party. Because this will not be done, the security interests may be defeated through fraud, forgery, negligence or error and will not be perfected in every state. If someone has a security interest in a vehicle that is superior to the interest of the trustee, you could experience delays in payments or a loss on your investment in the securities.

State and federal credit protection laws may limit collection of principal and interest on the auto loans.

Auto lending is regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the auto loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as the owner of the auto loan, to claims for damages and to administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

Defaulted auto loans may result in a delay in payments to securityholders and a loss of your investment.

In the event that the bank or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted auto loans, the trust may not realize the full amount due on an auto loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an auto loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the auto loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Insolvency of either of the lenders may reduce or delay payments to securityholders.

In some circumstances, an insolvency of the lenders may delay or reduce payments to securityholders. The bank, as a depositary institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, is not subject to the federal bankruptcy laws, but rather to federal laws governing bank insolvency. These laws require that the FDIC become the receiver of the bank in the event of its insolvency. CFC is subject to the federal bankruptcy laws. In the event of the insolvency of either lender, the FDIC, a court or bankruptcy trustee could conclude that the lender still owns the auto loans or that the bank, CFC and the trust are all a single entity for bankruptcy purposes. If a court or bankruptcy trustee would reach either of these conclusions, you could experience delays in payments or a loss on your investment in the securities.


Securityholders have no recourse against the lenders or the FDIC for losses.

There is no recourse for losses on these securities against either lender. The securities represent obligations solely of the issuing trust. No securities will be guaranteed by the lenders, the FDIC, or the trustee. Consequently, if payments on the auto loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from either lender, the FDIC, or the trustee.

Insurance on vehicles may not be maintained, which may lead to losses on the auto loans.

At the time the lenders originate the auto loans they require that the borrowers have theft and damage insurance on the vehicles. There can be no assurance that the borrower will maintain the insurance coverage on the vehicle. The servicer will not obtain insurance coverage without the consent of the borrower if it learns that a vehicle is uninsured. If an uninsured loss occurs and the borrower defaults on the auto loan at a time when the credit enhancement is not sufficient to ensure payments are made to securityholders, securityholders may be subject to a delay in receiving payments or a loss on their investment in the securities.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your securities.

The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at any time, which may affect your ability to sell your securities.

Inability of the bank or CFC to purchase auto loans from the trust when a representation or warranty is breached may cause your payments to be reduced or delayed.

If a representation and warranty concerning an auto loan is breached, the transaction documents require either of the bank or CFC to purchase the loan from the trust. If either of the bank or CFC is unable to purchase such auto loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses.

Subordination of certain securities may result in reduced payments to those securities.

Distributions on one or more classes of securities of a series may be subordinated in priority of payment to distributions on one or more other classes of securities. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the auto loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not guarantee any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

The historical levels of delinquencies and losses experienced by a lender may change significantly in the future.

There can be no assurance that the historical levels of delinquencies and losses experienced by a lender on its respective loan and vehicle portfolio will be indicative of the performance of the auto loans included in a trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or other events.




Book-entry registration may reduce the liquidity of the securities.

Since transactions in the securities, in most cases can be effected only through DTC, Clearstream, Luxembourg, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge securities to persons or entities that do not participate in the DTC, Clearstream, Luxembourg or Euroclear systems, or otherwise to take actions in respect of those securities, may be limited due to lack of a physical certificate representing such securities.

Potential delays in receipt of payments on the securities.

You may experience some delay in receipt of payments of interest of and principal on the securities because such payments will be forwarded by the trustee to DTC and DTC will credit such payments to the accounts of its participants, which will thereafter credit them to your accounts either directly or indirectly through indirect participants.

Because the ratings of the securities are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.

The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider's financial strength ratings could result in a reduction of the ratings on the securities.

                                  Trust Assets

     We will establish a separate trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated or purchased and serviced by the lenders.

     The property of each trust will include:

     o the pool of auto loans for new and used automobiles, vans and light duty trucks;

     o    any amounts in the accounts established for that trust;

     o    security interests in the financed vehicles;

     o rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

     o rights against one or both of the lenders for breaches of representations or warranties relating to the auto loans.

                                   The Trustee

     The trustee for each trust will be named in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or it becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 Use of Proceeds

     The net proceeds received from the sale of the securities of a given series will be used by the lenders for:

     o    the origination or purchase of additional auto loans;

     o    repayment of indebtedness; and

     o    general working capital purposes.

                                   The Lenders

General

     The bank, which is one of the lenders, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. Its telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision within the Department of the Treasury and by the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. Please refer to the prospectus supplement for the particular series of securities for further information regarding the bank, its assets, capitalization, and regulatory status and the effect of current legislation.

     The other lender, CFC, is a wholly-owned subsidiary of the bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.


                The Automobile Financing Business of the Lenders

Underwriting Procedures

     Each lender originates or purchases the auto loans after it has reviewed each auto loan in accordance with its established underwriting procedures. The prospectus supplement for your series will describe each lender's underwriting procedures in detail; however, some of the current underwriting practices of the lenders are noted below.

     The underwriting procedures of the lenders are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, the lenders consider the borrower's ratio of debt to income and evaluate the borrower's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The borrower's equity in the collateral and the terms of the loan are also important in the lender's analysis. The lenders' guidelines are intended only to provide a basis for lending decisions, and, within certain limits, exceptions to such guidelines may be made based upon the credit judgment of the lending officer. The lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

     CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. These types of loans experience rates of delinquencies, repossessions and losses, especially under adverse economic conditions, which are generally higher than those loans originated under the bank's traditional lending program.

Selection Criteria

     The prospectus supplement will specify the criteria which each lender has used to select the auto loans from its portfolio for transfer to the issuing trust. These criteria include the following:

     o    original term to maturity,

     o    final maturity date,

     o contracts which provide for level monthly payments that fully amortize the amount financed over the original term (unless otherwise disclosed),

     o    maximum number of days delinquent, and

     o contracts which have an unpaid principal balance of not less than a specified amount as of the given cut-off date.

     Contracts are generally prepayable at any time. The bank can make no prediction as to the actual prepayment experience on the auto loans.

     You should refer to the prospectus supplement for the particular series for additional information with respect to maturity and prepayment considerations, any applicable prepayment penalties, the composition, distribution by the stated annual percentage rate of interest, commonly known as APR, and geographical distribution of the auto loans.

Payment Terms of the Auto Loans

     Each auto loan provides for the allocation of payments according to the simple interest method or the actuarial method. Except for balloon loans described below, the scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the borrower makes no early or late payments.

     Payments on simple interest loans will be applied first to interest accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if a borrower makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

     Conversely, if a borrower pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date. As a consequence, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

     An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the APR of the loan multiplied by the scheduled principal balance of the receivable and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments the borrower may be subject to a late charge.

     A balloon loan is one for which the last scheduled monthly payment is significantly larger than any prior scheduled monthly payment.

     Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of residence at origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

Insurance

     The lenders require that theft and physical damage insurance policies be maintained by the borrowers naming the applicable lender as the loss payee. Although each lender has the right to force place insurance coverage if the borrower does not maintain the necessary insurance coverage, neither the lender nor the servicer is obliged to force-place insurance.

     The lenders maintain fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                          Description of the Securities

Material Provisions of the Securities

     The securities will be issued in series. The following summaries describe the material provisions of the securities.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust.

     Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for your series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

     A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the auto loans.

     A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

     Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, the seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

     The prospectus supplement relating to a series of securities will describe the following specific terms of that series, including:

     o the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

     o    a statistical profile of the auto loans backing that series;

     o    the terms of any credit enhancement for that series;

     o a description of other material assets in the trust, including any reserve fund;

     o    the final scheduled distribution date of each class of securities;

     o the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

     o the method to be used to calculate the amount of principal required to be applied to each class of securities of your series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

     o additional information about the plan of distribution of the securities; and

     o    the federal income tax characterization of the securities.

General Payment Terms of Securities

     Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

     The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the auto loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.




     None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trustee, or any of their respective affiliates.

Payment Date Distributions

     On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

     The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

     On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

     Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Soft Bullets

     Since the auto loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

Fixed Rate Securities

     Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

     The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

     As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and
(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

     Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled distribution date for such class is determined by reference to a measure, commonly known as an index, which will be related to one of the following:

o the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

o    the difference in the price of a specified commodity on specified dates;

o the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates;

o such other objective price or economic measure as is described in the prospectus supplement. The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of such indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner set out in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

     The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

Maturity and Prepayment Considerations

     The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities are paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

     Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the lender or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

Yield Considerations

     The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

     A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an available funds cap, which is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the originator and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

     The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

     The yield on the securities also will be affected by liquidations of auto loans following borrowers' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

     The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

Book-Entry Registration

     The securities are sometimes referred to in this prospectus as book-entry securities. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive security representing an obligation of, or interest in, the trust, except under the limited circumstances described in this prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme, commonly known as Clearstream, Luxembourg, or the Euroclear System, in Europe. Transfers within DTC, Clearstream, Luxembourg or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the holder of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Clearstream, Luxembourg or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

     The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Clearstream, Luxembourg or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. The Chase Manhattan Bank will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will conform with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will conform with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 38 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     DTC has advised the lenders and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the lenders that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

     None of the trust, the lenders, the servicer, any credit enhancement provider or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

     The securities, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

o DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor, or

o the trustee, at its option, elects to terminate the book-entry system through DTC.

     If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Credit and Cash Flow Enhancements

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, for each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

o    an insurance policy;

o    subordination of one or more classes of securities;

o    reserve accounts;

o    yield maintenance accounts;

o    overcollateralization;

o    letters of credit;

o    credit or liquidity facilities;

o    third party payments or other support;

o    surety bonds;

o    guaranteed cash deposits;

o    swap contracts, including interest rate and currency swaps; or

o    other arrangements or any combination of two or more of the above.

     Credit enhancement may cover one or more classes of the series. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

                               The Trust Documents

     Each series of securities will be issued under one or more trust documents which term refers to pooling and servicing agreements, trust documents, receivables purchase agreements, sale and servicing agreements and indentures which will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

Sale of Auto Loans by the Lenders to the Trust

     Each of the lenders will sell to the issuing trust all its right, title and interest in and to all of the auto loans. These sales may occur as direct transfers from each lender to the trust, or as indirect transfers, as when one lender first transfers its auto loans to the other lender, which then transfers all of the auto loans to the trust, or when one or both of the lenders first transfer the auto loans to a special purpose finance vehicle, which in turn transfers the auto loans to the trust.

     Each of the lenders will indicate in their computer files that the auto loans have been sold to the trust. The lenders, in their capacities as servicer or subservicer, may retain possession of the records and agreements relating to the auto loans. The servicer may use the facilities of a third party, off-site document retention service to store the loan contracts or the physical certificates of title. The records and agreements will not be segregated by the lenders from other documents and agreements relating to other auto loans and are not stamped or marked to reflect the sale or transfer of the auto loans to the trust. However, the computer records of the lenders will be marked to evidence the sale or transfer. The lenders will file UCC financing statements meeting the requirements of applicable state law and in each of the jurisdictions in which these filings are required in order to maintain the lien priority of the auto loans.

     All of the auto loans transferred to an issuing trust will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to purchase the auto loans and, if applicable, to deposit the pre-funded amount into the pre-funding account. The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which subsequent auto loans for the series will be acquired by the applicable trust from time to time during any pre-funding period.

Representation and Warranties of the Lenders; Repurchase Obligation

     In the trust documents, one or both of the lenders, will represent and warrant to the issuing trust to the effect, among other things, that:

o the information provided with respect to the auto loans is correct in all material respects;

o the borrower on each auto loan is generally required to obtain physical damage and theft insurance in accordance with the related lender's normal requirements;

o at the date of issuance of the securities, the auto loans are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the bank have been asserted or threatened (other than the interest of the trustee);

o on the closing date, each of the auto loans is or will be secured by a first priority perfected security interest in the vehicle in favor of the applicable lender; and

o each auto loan, at the time it was originated or purchased, complied, and on the closing date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

o Some of the representations and warranties will only be made to the best knowledge of the lenders.

     If the bank or CFC breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or the interests of the trustee, the bank or CFC will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The bank or CFC will be obligated to repurchase the auto loans if its breach is not cured by the last day of the second calendar month following the discovery by or notice to the lenders of the breach.

     In addition, the prospectus supplement will specify if the lenders may from time to time reacquire certain auto loans or substitute other auto loans for such auto loans subject to the provisions of the trust documents.

Accounts

Collection account

     With respect to your series of securities, the servicer will establish and maintain a collection account. The collection account will be one or more accounts, in the name of the trustee on behalf of the securityholders, into which all payments made on or with respect to the auto loans will be deposited.

Distribution account

     The prospectus supplement for a series of securities will specify whether the servicer will also establish and maintain a distribution account with the trustee. The distribution account will be one or more separate accounts in the name of such trustee on behalf of such securityholders. Amounts withdrawn from the collection account and any reserve account or received under other credit enhancement, if any, for distribution to such securityholders will be deposited in the distribution account. Distributions will be made to the securityholders from the distribution account.

Yield Maintenance Account

     The trust documents may provide for the establishment and maintenance of a yield maintenance account in order to provide payments to securityholders in those cases where the APR of auto loans is less than the required rate.

     The trust documents will describe if money on deposit in the yield maintenance account may be invested in eligible investments and if investment earnings on funds in a yield maintenance account will be deposited into the yield maintenance account.

     If a yield maintenance account is established with respect to securities which have a pre-funding feature, on each subsequent transfer date the bank will deposit into the yield maintenance account an additional yield maintenance amount in respect of auto loans having an APR less than the required rate.

     Any other accounts to be established with respect to a trust, including any reserve account, will be described in the prospectus supplement for your series.

     The collection account, the distribution account, any reserve account and any other accounts established by the servicer are referred to as trust accounts. For any series of securities, funds in the collection account, the distribution account, any reserve account and other identified trust accounts shall be invested in eligible investments as directed by the trust documents for your series.

     Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of such securities. Eligible investments may include securities issued by the bank, the servicer or their respective affiliates or other trusts created by the bank or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the distribution date, or are otherwise subject to demand withdrawal. Investment earnings on funds deposited in the applicable trust accounts, net of losses and investment expenses may be retained in the related account, deposited in one particular account, or released to the lenders or the servicer, as provided in the trust documents.

     The trust accounts will generally be maintained as eligible deposit accounts and the accompanying prospectus supplement will specify if this is not the case.

     An eligible deposit account is an account that is either

     o a segregated account with a depository institution organized under the laws of the United States or any of the states which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or

     o a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository shall have a long-term debt rating acceptable to the rating agencies.

Mandatory Repurchase of Auto Loans

     If the bank or CFC breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders, a credit enhancement provider or the interests of the trustee, the bank or CFC will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The bank or CFC will be obligated to repurchase the auto loans by paying the purchase amount if the breach by the bank or CFC is not cured by the end of the cure period. The repurchase obligation is the only remedy available to the securityholders or the trustee against the bank or CFC for any uncured breach or failure.

     The purchase amount of any auto loan is determined at the time of the particular distribution date and is equal to:

     o the outstanding principal balance of the auto loan in question as of the last day of the preceding collection period, plus

     o the amount of accrued interest on the outstanding principal balance at the related APR from the date a payment was last made by or on behalf of the borrower through the last day of the collection period immediately preceding the distribution date, and after any money collected on the auto loan in the preceding collection period has been received.

The Servicer

     The prospectus supplement for your series will name the servicer under the trust documents. The entity serving as servicer may be the bank or an affiliate of the bank and may have other business relationships with the bank or the bank's affiliates. The servicer with respect to your series will service the auto loans constituting the trust property for that series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect to servicing.

     To assure uniform quality in servicing the auto loans and to reduce administrative costs, the trustee may appoint the servicer as initial custodian of the auto loans. The servicer, in its capacity as custodian, will hold the auto loans and all electronic entries, documents, instruments and writings relating to the auto loans, and commonly referred to as a receivables file, either directly or through sub-servicers, on behalf of the trustee for the benefit of securityholders and any credit enhancement provider. The loan contracts or the certificates of title may be held by an unaffiliated document retention service, or in some cases may be held by the trustee or its custodian other than the servicer. In addition, the servicer may designate CFC to act as custodian with respect to receivables files relating to the CFC auto loans.

Servicing Procedures

     The auto loans will be serviced by a servicer pursuant to the trust documents. The servicer may designate CFC or another entity to act as sub-servicer with respect to the CFC auto loans, although such designation will not relieve the servicer from its servicing obligations with respect to such CFC auto loans. Each trust document will require that servicing of the auto loans by the servicer shall generally be carried out in the same manner in which it services auto loans and vehicles held for its own account. In performing its duties thereunder, the servicer will act on behalf and for the benefit of the related trustee, subject at all times to the provisions of the trust documents, without regard to any relationship which the servicer or any affiliate of the servicer may otherwise have with a borrower.

     The servicer, as an independent contractor on behalf of the related trustee and for the benefit of the securityholders and any credit enhancement provider, will be responsible for managing, servicing and administering the auto loans and enforcing and making collections on the auto loans and any insurance policies and for enforcing any security interest in any of the vehicles, all as set forth in the trust documents. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of borrowers, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the trustee and any credit enhancement provider, with respect to distributions, providing appropriate federal income tax information for use in providing information to securityholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the related lender in the vehicles.

Servicer Covenants

     The servicer will covenant in the trust documents that:

     o the vehicle securing each auto loan will not be released from the security interest granted by the contract in whole or in part, except as contemplated by the trust documents;

     o the servicer will not impair in any material respect the rights of the trustee or the securityholders in the auto loans under any agreements pursuant to which the lender acquired the auto loans; and

     o except in the case of bankrupt borrowers, where the court has ordered a change in the amount financed under an auto loan or in the APR of an auto loan or scheduled payment of an auto loan, the servicer will not increase or decrease the amount of payments or the amount financed under an auto loan, or change the APR of an auto loan; provided, however, that the servicer may extend any auto loan for credit-related reasons that would be acceptable to the servicer with respect to retail installment sales or finance contracts and installment loans serviced by it for its own account in accordance with its customary standards.

     However, if the cumulative extensions with respect to any auto loan cause the term of that auto loan to extend beyond the last day of the collection period immediately preceding the final scheduled distribution date with respect to the related securities, then the servicer shall be obligated to purchase that auto loan as of the last day of the collection period following the collection period in which the extension was made or, if the servicer chooses, as of the last day of the collection period or earlier under certain circumstances.

     If the servicer breaches any covenant described above in a way that materially and adversely affects an auto loan or the interests of the trust, the securityholders or a credit enhancement provider in the auto loan, the servicer, unless such breach has been cured by the last day of the collection period following the collection period during which the servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, if the servicer chooses, as of the last day of the collection period during which such breach was discovered) the auto loan from the trustee for the purchase amount. The servicer will pay the purchase amount on the determination date in the subsequent collection period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the securityholders, any credit enhancement provider or the trustee against the servicer for any such uncured breach.

Defaulted Auto Loans

     The trust documents will also require the servicer to charge off an auto loan as a defaulted auto loan in accordance with its customary standards and to follow those normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the trust documents to realize upon any auto loan. The servicer may sell the vehicle securing a defaulted auto loan at a judicial sale or take any other action permitted by applicable law. The net proceeds of any realization of a defaulted auto loan will be deposited into the collection account.

Servicing Compensation and Payment of Expenses

     For its servicing of the auto loans, the servicer will be entitled to retain a servicing fee from collections on the auto loans. The details of the servicing fee will be provided in each prospectus supplement. A portion of the servicing fee may be paid over by the servicer to CFC or any other sub-servicer with respect to its sub-servicing of the CFC auto loans.

     All costs of servicing the auto loans in the manner required by the trust documents shall be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the vehicles subject thereto, the servicer's actual out-of-pocket expenses reasonably incurred with respect to the defaulted auto loan or vehicle.

Indemnification

     The trust documents will provide that the servicer will defend, indemnify and hold harmless the trustee, the trust, the securityholders, and any credit enhancement provider against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the servicer or any affiliate thereof of any vehicles; provided, however, that the servicer will have no obligation to indemnify any person or entity against any credit loss on any auto loan serviced by the servicer in accordance with the requirements of the trust documents. The servicer will also indemnify, defend and hold harmless the trust, the trustee and its officers, directors, employees and agents, and any credit enhancement provider from and against any loss, liability, expense, damage or injury, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as servicer under the trust documents. The bank's obligations, as servicer, to indemnify the trust and the securityholders for acts or omissions of the bank as servicer will survive the removal of the servicer but will not apply to any acts or omissions of a successor servicer.

Evidence as to Compliance

     The trust documents will require the servicer to deliver an officers' certificate to the trustee confirming that a review of the activities of the servicer during the period specified in the related prospectus supplement and of its performance under the trust documents has been made under the officers' supervision and that, to the best of the officers' knowledge and based on that review, the servicer has fulfilled all of its obligations under the trust documents throughout such period. If there has been a default in the fulfillment of any obligation, the certificate will specify the nature and status of each default known to the officers.

     The prospectus supplement shall specify if the servicer shall cause a firm of independent certified public accountants (who may also render other services to the servicer) to deliver to the trustee an annual written statement to the effect that such firm has read the monthly servicer's certificates delivered pursuant to the trust documents and reviewed the servicing of the auto loans by the servicer. The annual statement will confirm that the review (1) included evaluations of servicing practices relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the trust documents, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, industry practice requires the accounting firm to report.

Certain Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties as servicer under the trust documents, unless it is determined that the servicer's performance of its duties is no longer permissible under applicable law. The servicer's resignation will not become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust documents.

     Neither the servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the trustee or the securityholders for taking any action or for refraining from taking any action pursuant to the trust documents, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust documents will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the trust documents and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the trust documents, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor to the servicer under the trust documents.

Servicer Default

     A servicer default under the trust documents defining its servicing obligations will consist of the occurrence and continuance of any of the following:

     o any failure by the servicer to deliver to the trustee the servicer's certificate or to deliver to the trustee for distribution to the securityholders any required payment, if the failure continues unremedied for more than the number of days specified in the prospectus supplement after the servicer receives written notice from
          (1) the trustee, or the holders of a specified percentage of the related securities, provided the consent of any credit enhancement provider is obtained, or (2) any credit enhancement provider;

     o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer in the trust documents, if the failure materially and adversely affects the rights of the securityholders and continues unremedied for more than the number of days specified in the prospectus supplement after written notice of the failure is given (1) to the servicer by the trustee and by the credit enhancement provider, (2) to the servicer and to the trustee by a specified percentage of the related securityholders and by the credit enhancement provider or (3) to the servicer by the credit enhancement provider; and

     o any events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations.

Removal of the Servicer

     The servicer can generally only be removed if a servicer default has occurred and has not been remedied. The prospectus supplement will specify if this is not the case. If a servicer default has occurred and remains unremedied, the trustee, acting at the direction of the controlling parties, may give written notice to the servicer of the termination of all of the rights and obligations of the servicer under the trust documents providing for the servicing of the auto loans. On and after the time the servicer receives a notice of termination, the trustee will be the successor in all respects to the servicer in its capacity as servicer of the auto loans under the trust documents. If the trustee is unwilling to act as successor servicer, the trustee may, and if it is unable to act as successor servicer, the trustee shall be obliged to, appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer to act as successor to the outgoing servicer under the trust documents. The controlling parties of a series will be the provider of any credit enhancement for that series, if that provider is not in default, or, if there is no credit enhancement provider for that series, or if the credit enhancement provider is in default, then the holders of securities of that series representing more than 50%, or in some cases, 66 2/3, of the voting rights of that series.

Amendment

     If it will not materially adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the bank, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders, (1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities which are required to consent to any amendment, without the consent of all securityholders.

Events of Default

     Any of the following will be an event of default for a series of securities which includes notes:

     o a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

     o a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

     o default in the observance or performance of any covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the trust documents or in any certificate or other writing delivered under the trust documents proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on note owners, and the default shall continue or not be cured, for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding, specifying the default or incorrect representation or warranty;

     o the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     o the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing.

     The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available to be deposited in the account. Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the scheduled maturity date for that class of notes.

Rights upon an Event of Default

     If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid. If an event of default for a series occurs and continues, the trustee, acting at the direction of the controlling parties, shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the controlling parities.

     If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee, at the direction of the controlling parties, determines that the auto loans will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, any sale, liquidation or other disposition of the trust assets in that series for an amount less than the amounts due on the notes will not occur without the consent of the controlling parties. If the trustee has not made a determination that a sale or liquidation of the trust assets in that series will not provide sufficient funds to pay principal and interest on the notes, it may sell, liquidate or otherwise dispose of the trust assets only if all noteholders consent.

     If an event of default occurs and has not been remedied, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the controlling parties will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the controlling parties may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the trust documents, unless:

     o the holder previously has given the trustee written notice of a continuing event of default;

     o the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

     o the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

     o    the trustee has for 60 days failed to institute the proceeding; and

     o no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the lenders, or join in any institution against the trust or the lenders of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certain Covenants of Each Trust

     The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     o the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     o any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

     o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

     The trust will not, among other things:

     o except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     o claim any credit on or make any deduction from the principal and interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust,

     o permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby, or

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

     The trust may not engage in any activity other than as specified under the trust documents.

Certain Matters Regarding the Trustee and the Trust

     Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust documents or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

Limitation on Liability of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the trust documents; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the trust documents, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the bank and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time by the servicer. In addition, the servicer or the controlling parties may remove the trustee under a series:

     o if the trustee ceases to be eligible to continue as trustee under the trust documents;

     o    if the trustee becomes insolvent; or

     o    the trustee's long-term debt ratings are below investment grade.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Termination

     The obligations of the servicer, the bank, CFC and the trustee with respect to a trust will terminate upon the earlier to occur of:

     o the maturity or liquidation of the last auto loan held by that trust and the disposition of any amounts received upon liquidation of any remaining auto loans; and

     o    the payment in full to securityholders.

     Once the pool balance, or, in the case of securities issued in the form of notes, the outstanding note balance, has declined to below a specified percentage, then the servicer will be permitted, at its option, to purchase the auto loans from the trust. If the auto loans held by a trust are so purchased, then the related securities will be redeemed.

                         Legal Aspects Of The Auto Loans

     The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states.

Security Interest in Vehicles

     In all the states in which the auto loans have been originated, retail installment sale contracts evidence the credit sale of automobiles, light duty trucks and vans by dealers to borrowers. The auto loans are chattel paper under the UCC.

     Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

     The bank or CFC will assign its security interest in the financed vehicles securing the auto loans to the trust. However, because of the administrative burden and expense, involved, we will not amend any certificate of title to identify the related trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the bank or CFC may continue to hold the certificates of title in its possession.

     Even though we are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the bank or CFC to the trust and any pledge to the trustee effectively conveys the security in the auto loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

     If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the bank's or CFC's warranties under the trust documents, and would create an obligation of the lenders to repurchase the auto loan unless the breach is cured. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

     In some states, unless the borrower has notice of the sale of its auto loan, payment by the borrower to the owner of the auto loan last known to that borrower will be binding upon all subsequent owners of the auto loan. By not notifying the borrower of the sale of the auto loan to the trust, the trust would not have a claim against the borrower for payments made by the borrower to the owner last known to that borrower.

     In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the servicer takes steps to re-perfect upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related receivable before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

     In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The bank or CFC will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

     However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the trustee in the event such a lien arises or confiscation occurs.

Repossession

     In the event of a default by a borrower, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In most states, the UCC remedies of a secured party include:

     o right to repossession by self-help means, unless those means would constitute a breach of the peace;

     o unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the servicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and

     o in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

     o In some states, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

     In some states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

Notice of Sale; Redemption Rights

     In the event of default by the borrower, some states require that the borrower be notified of the default and be given some time to cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period, or in some jurisdictions, over the life of the loan.

     The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the borrower has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the servicer through automobile auctions attended principally by automotive dealers.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Additionally, in most states, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first dispose of the vehicle in a commercially reasonable manner in accordance with the governing UCC provisions. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

     The so-called holder-in-due-course rule of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses which the borrower could assert against the originator of the auto loan. The provisions of the holder-in due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in due-course rule is limited to the amounts paid by the borrower under the auto loan, and the trust may be unable to collect any remaining balance from the borrower.

     Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the borrower may be able to assert a defense against the seller.

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

     In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     The bank or CFC will represent and warrant that each auto loan complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and would oblige the bank or CFC to repurchase the auto loan unless the breach is cured.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the Relief Act, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to borrowers who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be affected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the interest rate and time of repayment.

 Material Federal Income Tax Considerations

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, all of whom may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

     With respect to each series of securities, Dewey Ballantine LLP, special tax counsel to the lenders, will deliver its opinion with respect to federal tax matters for to that series. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

     The following discussion addresses securities of four general types:

     (1) grantor trust securities, representing interests in a trust, a grantor trust;

     (2) debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

     (3) partnership interests, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as the "Code"; and

     (4) FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the lenders will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for your series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

Grantor Trust Securities

     Each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

     Taxation of Beneficial Owners of Grantor Trust Securities. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans and (2) the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

     Sales of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

     Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying the auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Debt Securities

     Debt securities will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium" below.

     Taxation of Beneficial Owners of Debt Securities. If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

     Sales of Debt Securities. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the lenders' gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in "Discount and Premium--Market Discount," below, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

     Debt Securities Reporting. The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

     Each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

     Taxation of Beneficial Owners of Partnership Interests. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust documents and related documents.

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying the auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

     In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May

9, 1997 if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale or Exchange of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the lenders' tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

     Partnership Reporting. The trustee is required to (1) keep complete and accurate books of the trust, (2) file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (1) the name, address and identification number of the person, (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT Securities

     If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. The trust would make the election at the direction of the lenders. Qualification as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the characteristics and the composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT trust. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security.

     Taxation of Beneficial Owners of FASIT Regular Securities. A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments and avoid double taxation (income is not taxed at the corporate level but only to the investor). Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.


     In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code:

     (1)    the entity elects to be treated as a FASIT;

     (2) there is a single ownership interest held directly by an eligible corporation;

     (3) all other interests that are issued by the FASIT qualify as regular interest;

     (4) no later than three months after formation, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

     (5) the entity is not a regulated investment company (RIC) (such as a mutual fund).


     The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day", which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the "Proposed Regulations"), the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.


     The FASIT provisions allow the lenders to add additional assets to a FASIT trust after the startup day. These assets would be limited to additional auto loans and credit enhancement support relating to the additional auto loans, such as cash, hedging agreements, and insurance policies. The FASIT provisions additionally permit the removal of assets from a FASIT trust.

     The trust agreements will require that each FASIT Trust will be limited in its ability to acquire or dispose of its assets to the degree permitted by the more restrictive REMIC rules, as opposed to the FASIT rules.

     The trust agreements for a FASIT trust will provide that any additional assets acquired by the trust will be selected if such loans meet specified requirements similar to the requirements used to purchase pre-funded auto loans, i.e., a maximum principal balance, a minimum coupon, a latest maturity date and a maximum used-vehicle percentage.

     Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the borrower on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the lenders had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulation indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

     Taxes on a FASIT Trust. Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete, liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

     The Proposed Regulations issued by the Treasury Department on February 7, 2000 include rules applicable to FASITs. These rules address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are proposed to become effective on the date final regulations are filed with the Federal Register, except for the portions of the Proposed Regulations containing the anti-abuse rule and allowing the deferral of gain on assets held by a pre-effective date FASIT, which are proposed to become effective February 4, 2000. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

     Due to the complexity of these rules and the proposed form of the Treasury regulations, potential investors may wish to consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of the FASIT regular securities.

Discount and Premium

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the prepayment assumption, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The lenders anticipate that the prepayment assumption for each series of securities will be consistent with this standard. The lenders make no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption,
(2) events, including actual prepayments, that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities as described in the related prospectus supplement, and certain FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

     Market Discount. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to
remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Regardless of the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

     Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The IRS recently issued Withholding Regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the Withholding Regulations.

Foreign Investors

     The Withholding Regulations. The withholding regulations would require, in the case of securities held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. In addition, the Withholding Regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

     Grantor Trust Securities, Debt Securities, and FASIT Regular Securities. Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

     High-Yield FASIT Regular Securities. High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

     Partnership Interests. Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

                            State Tax Considerations

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

General

     Provisions of ERISA and of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan and other individual retirement arrangements from engaging in transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code with respect to the plan. However, if a statutory or administrative exemption applies to the transaction, plans may engage in these transactions. ERISA and the Code also prohibit generally actions involving conflicts of interest by fiduciaries of plans or arrangements. Persons who violate these prohibited transaction rules may incur excise tax and other liabilities under ERISA and the Code. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including ERISA's investment prudence and diversification requirements and the requirement that a plan make its investments in accordance with its governing documents. Employee benefit plans that are governmental plans and church plans under ERISA, are not subject to ERISA requirements. Accordingly, these plans may invest in securities without regard to the ERISA considerations discussed below. Any plan, which is qualified and exempt from taxation under section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules detailed in section 503 of the Code.

     Transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan, including an individual retirement arrangement, that purchased securities. In the absence of an exemption, the purchase, sale or holding of a security by a plan, including an individual retirement arrangement, might result in prohibited transactions. This may result in excise taxes and civil penalties being imposed.

ERISA Considerations regarding Securities which are Certificates

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt transactions meeting the department's requirements from:

     a) the application of the prohibited transaction provisions of section 406(a), section 406(b)(1), section 406(b)(2) and section 407(a) of ERISA, and

     b) excise taxes imposed under sections 4975(a) and (b) of the Code.

     These exempted transactions deal with the initial purchase, holding and the subsequent resale by plans of certificates in pass-through trusts which hold:

     o    secured receivables,

     o    secured loans, and

     o    other secured obligations.

These underwriter exemptions will only be available for securities that are certificates.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

     o the plan must acquire the certificates on terms, including the certificate's price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates must not be subordinated to the trust's other certificates;

     o when the plan acquires the certificates, the certificates must have a rating in one of the three highest generic rating categories from Standard & Poor's Rating Group, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch IBCA Inc.;

     o the trustee must not be an affiliate of any other member of the restricted group;

     o the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the lenders and the servicer for assigning the loans to the trust must not total more than the fair market value of the loans; the sum of all payments made to and retained by the servicer must not total more than reasonable compensation and expense reimbursement for its services;

     o the plan must be an accredited investor as defined in Regulation D of the commission under the Securities Act; and

     o in the event that all of the auto loans to be held by the trust have not been transferred to the trust on the closing date, additional auto loans having an aggregate value equal to no more than 25% of the certificate's total principal amount may be transferred to the trust under a pre-funding feature, within 90 days or 3 months following the closing date.

     The  trust must also meet the following requirements:

     o the trust property must consist solely of assets of the type that have been included in other investment pools;

     o certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Rating Group, Moody's Investors Service, Fitch IBCA Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the date the plan acquired the certificates; and

     o investors other than plans must have purchased certificates evidencing interests in the other investment pools for at least one year prior to the date the plan acquired the certificates.

     Moreover, the underwriter exemptions provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary -- or its affiliate -- is a borrower on the auto loans held in the trust; provided that, among other requirements:

     o when a plan acquires an initial issuance of certificates, at least fifty percent of each class in which a plan has invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

     o the fiduciary -- or its affiliate -- is a borrower with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o when the plan acquires the certificates the plan's investment in any class does not exceed twenty-five percent of all of the certificates of that class; and

     o immediately after the plan acquires the certificates, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which is the lenders, the servicer, the underwriters, the trustee, any borrower with respect to auto loans included in the trust property constituting more than five percent of the aggregate unamortized principal balance of the trust estate's assets, or any affiliate of these parties.

ERISA Considerations regarding Securities which are Notes

     The underwriter exemptions will not be available for securities that are notes. Under the plan assets regulation issued by the Department of Labor, the trust's assets would be treated as a plan's assets for the purposes of ERISA and the Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which:

     o    is treated as indebtedness under applicable local law, and

     o    which has no substantial equity features.

     If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Code. If the notes are treated as indebtedness without substantial equity features, the trust's property would not be deemed assets of a plan. In that case, the acquisition or holding of the notes by or on behalf of a plan could still result in a prohibited transaction, if the acquisition or holding of notes by or on behalf of a plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from these prohibited transaction rules could apply to a plan's purchase and its holding of notes, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

o PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

o PTCE 91-38, regarding transactions entered into by bank collective investment funds;

o PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

o    PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation With Counsel

     The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities may wish to consult its tax or legal advisors regarding:

     o    whether the trust's property would be considered plan assets,

     o the possibility of exemptive relief from the prohibited transaction rules; and

     o    other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, investing in the securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by us or by the underwriters that this investment meets all relevant requirements regarding investments by plans generally, by any particular plan or that this investment is appropriate for plans generally or any particular plan.

     In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances.

                             Methods of Distribution

     The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the bank from the sale.

     The securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the company with institutional investors through dealers;

     o    by direct placements by the company with institutional investors; and

     o    by competitive bid.

     In addition, securities may be offered in whole or in part in exchange for the auto loans -- and other assets, if applicable -- that would comprise the trust property.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the bank or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the bank or its affiliates.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that:

     o the obligations of the underwriters will be subject to conditions precedent;

     o the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, the bank will indemnify the several underwriters and the underwriters will indemnify the bank against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

     The prospectus supplement for any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the bank or its affiliates and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  Legal Matters

     Legal matters relating to these securities will be passed upon by counsel specified in the prospectus supplement for the series of securities.

                                     Annex I

             Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream, Luxembourg or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement.

Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     The IRS recently issued Withholding Regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Taxpayers should begin compliance with the Withholding Regulations immediately, although the existing rules will remain in effect until the Withholding Regulations take effect.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the Withholding Regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

o Exemption for Non-U.S. Persons. Under the existing rules, beneficial owners of global securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. Under the Withholding Regulations, a Non-U.S. Person may claim beneficial owner status by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United

     States Tax Withholding). The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. Persons with effectively connected income. Under existing rules, a Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. Under the Withholding Regulations, a Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States). The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

o Exemption or reduced rate for non-U.S. Persons resident in treaty countries. Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the Withholding Regulations, a Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

o Exemption for U.S. Persons. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

o U.S. Federal Income Tax Reporting Procedure. Under the existing rules, the owner of a global security or his agent files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. The Withholding Regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2000. Each foreign holder of securities should consult its own tax advisor regarding compliance with these procedures under the Withholding Regulations.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity, taxable as such for federal income tax purposes, organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or
(iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed and       +
+ declared effective with the Securities and Exchange Commission. These        +
+ securities may not be sold nor may offers to buy be accepted without         +
+ delivery of a final Prospectus Supplement and accompanying Prospectus.       +
+ This prospectus shall not constitute an offer to sell or the solicitation + + of an offer to buy nor shall there be any sale of these securities in any + + State in which such offer, solicitation or sale would be unlawful prior +
+ to registration or qualification under the securities laws of any such       +
+ State.                                                                       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated September __, 2000)

    Chevy Chase Auto Receivables Trust 2000-2                 $__________

                                                 Auto Receivables Backed Notes,
                                                           Series 2000-2

    Chevy Chase Bank, F.S.B., Seller and Servicer

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-___ of this preliminary prospectus supplement and page ___ of the prospectus.

The notes represent asset-backed debt secured solely by the auto loan pool held by the trust. The notes are not interests in or obligations of any other person.

No governmental agency or instrumentality has insured or guaranteed the notes or the underlying auto loans.

--------------------------------------------------------------------------------

The trust will issue -

 .    Six classes of notes that are offered by this preliminary prospectus supplement; and

 .    Subordinate interests in the trust that are not offered by this preliminary prospectus supplement but serve as credit support to the notes offered by this preliminary prospectus supplement. These subordinate interests will initially be issued to the bank.

The notes -

 .    Are backed by a pledge of assets of the trust. The assets of the trust securing the notes will include a pool of "prime" quality auto loans secured by new and used automobiles, light duty trucks and vans;

 .    Receive monthly distributions on the 15th day of each month, or if not a business day, then on the next business day, beginning on October 16, 2000; and

 .    Currently have no trading market.

Credit  enhancement for the notes will consist of -

 .    A reserve account that can be used to pay shortfalls in payments on the notes; and

 .    Overcollateralization resulting from the excess of the principal amount of the auto loans over the aggregate principal amount of the notes.

                          Issuance       Interest     Final Scheduled       Initial Public     Underwriting        Proceeds
                           Amount          Rate         Payment Date        Offering Price       Discount         to the Bank(1)
                      --------------- ------------- -------------------  ------------------- ----------------   -----------------
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Class C Notes
Total

 (1)     Before expenses, estimated to be $ _________.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this preliminary prospectus supplement. Any representation to the contrary is a criminal offense.

                              Class A Underwriters

                               J. P. Morgan & Co.
                         Class B and Class C Underwriter

                               J. P. Morgan & Co.
       The date of this preliminary prospectus supplement is _____________

                      Where You Can Find More Information

          Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:


New York Regional Office                     Chicago Regional Office
Seven World Trade Center                     Citicorp Center
Suite 1300                                   500 West Madison Street, Suite 1400
New York, New York 10048                     Chicago, Illinois 60661


          All reports we file on behalf of the trust with the SEC after the date of this preliminary prospectus supplement but before the offering of the notes ends are considered to be part of this preliminary prospectus supplement. Information contained in those reports updates the information in this preliminary prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, 6th Floor, Chevy Chase, Maryland 20815, telephone (301) 986-7000.

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

          This preliminary prospectus supplement supplements a prospectus that is part of a registration statement filed by the bank with the SEC (Registration No. 333-36242).

          You should rely only on the information provided in this preliminary prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this preliminary prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this preliminary prospectus supplement.

          We include cross-references in this preliminary prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

          In this prospectus, the terms "we", "us" and "our" refer to Chevy Chase Bank, F.S.B.

                               TABLE OF CONTENTS

Where You Can Find More Information.....................................................  ii
SUMMARY.................................................................................   1
   The Trust............................................................................   1
   The Seller / Servicer................................................................   1
   Cut-Off Date.........................................................................   1
   Closing Date.........................................................................   1
   Payment Dates........................................................................   1
   Description of the Notes.............................................................   1
      General...........................................................................   1
      The Notes.........................................................................   1
      Flow of Funds.....................................................................   2
      Interest..........................................................................   2
      Principal.........................................................................   3
      Optional Redemption...............................................................   3
   The Trust Assets.....................................................................   3
      General...........................................................................   3
      The Auto Loans....................................................................   3
      Characteristics of the Auto Loans.................................................   4
      Reserve Account...................................................................   4
      Subordination.....................................................................   4
      Overcollateralization.............................................................   4
   Servicing............................................................................   5
   Federal Income Tax Consequences......................................................   5
   ERISA Considerations.................................................................   5
   Ratings..............................................................................   5
   Legal Investment Considerations......................................................   5
RISK FACTORS............................................................................   6
THE TRUST...............................................................................   7
      General...........................................................................   7
      The Owner Trustee.................................................................   8
      The Indenture Trustee.............................................................   8
USE OF PROCEEDS.........................................................................   8
THE 2000-2 TRUST PROPERTY...............................................................   8
      General...........................................................................   8
PREPAYMENT AND YIELD CONSIDERATIONS.....................................................   9
THE POOL OF AUTO LOANS..................................................................  18
      General...........................................................................  18
      Underwriting Procedures...........................................................  18
      Selection Criteria................................................................  19
      Composition of the Auto Loans as of the Cut-Off Date..............................  20
THE BANK................................................................................  24
      General...........................................................................  24
      Litigation........................................................................  24
      Delinquency and Default Experience................................................  24
DESCRIPTION OF SALE AND SERVICING AGREEMENT.............................................  27
      Conveyance of Auto Loans..........................................................  27
      Servicing Procedures..............................................................  28
      Servicer's Certificate............................................................  28
      Review by Independent Certified Public Accountants................................  29
      Servicer Default; Waiver of Past Defaults.........................................  29
      Servicing Compensation, Payment of Expenses and Trustees' Fees....................  30
      Mandatory Repurchase of Auto Loans................................................  30
DESCRIPTION OF THE NOTES................................................................  31
      General...........................................................................  31
      Distributions to the Noteholders of the Subordinate Notes.........................  32
      Payment Dates.....................................................................  32
      Accounts..........................................................................  32
      Delivery of the Servicer's Certificate............................................  32
      Flow of Funds.....................................................................  33
      Interest Payments.................................................................  34
      Credit Enhancement................................................................  35
      Overcollateralization.............................................................  36
      Withholding.......................................................................  36
      Reports to Noteholders............................................................  37
      Optional Termination..............................................................  37
      Events of Default.................................................................  38
      Rights upon an Event of Default...................................................  38
MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................................  40
      Tax Characterization of the Trust.................................................  40
      Tax Consequences to Holders of the Notes..........................................  40
      State and Local Tax Considerations................................................  43
ERISA Considerations....................................................................  43
RATINGS.................................................................................  44
UNDERWRITING............................................................................  44
LEGAL MATTERS...........................................................................  48
REPORT OF INDEPENDENT ACCOUNTANTS.......................................................  49

                                    SUMMARY

 .    This summary highlights selected information from this preliminary prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire preliminary prospectus supplement and the accompanying prospectus.

 .    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this preliminary prospectus supplement and the accompanying prospectus.


The Trust

Chevy Chase Auto Receivables Trust 2000-2, or the trust, is a Delaware business trust. The trust will issue the notes and be liable for the payment of interest and principal on the notes.

The trust's principal assets will be a pool of auto loans and cash held in certain accounts.

The Seller / Servicer

Chevy Chase Bank, F.S.B, or the bank, a federally chartered stock savings bank, will sell the auto loans to the trust and will act as servicer of the auto loans.

Cut-Off Date

The opening of business on September 1, 2000.

Closing Date

On or about September __, 2000.

Payment Dates

The 15th day of each month, if the 15th is a business day. If the 15th day is not a business day, the payment date will be the following day that is a business day. The first payment date will be October 16, 2000.

Description of the Notes

General

The trust will issue six classes of its asset backed notes. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are the Class A Notes. The Class B Notes and the Class C Notes are the Subordinate Notes.

The notes will be secured solely by a pledge of the assets of the trust.

The trust will also issue a trust certificate. The trust certificate represents the ownership of the trust. Payments on the trust certificate are subordinate to payments on the notes. The trust certificate does not have a principal balance and is not offered to the public.

The Notes

Each class of notes will have the initial principal amount, interest rate and final scheduled payment date for that class listed on the cover page of this preliminary prospectus supplement.

The notes will be issued initially in book-entry form only and will be issued in minimum denominations of $1,000 and multiples of $1. You may hold your notes through DTC in the United States or Clearstream, Luxembourg, or the Euroclear System in Europe.

Flow of Funds

On each payment date, the trustee will apply the trust's available funds as follows:

 .    first, to pay the monthly servicing fee;

 .    second, to pay the trustees' fees;

 .    third, to pay interest on the Class A Notes,

 .    fourth, to fund a payment of principal, to the extent as may be necessary to reduce the Class A Note principal balance to the pool balance; i.e., to maintain parity between the Class A Note principal balance and the pool balance, which amount will be paid out as described below under "Principal",

 .    fifth, to pay interest on the Class B Notes,

 .    sixth, to fund a payment of principal, to the extent as may be necessary to reduce the combined Class A and Class B Note principal balance to the pool balance i.e., to maintain parity between the combined Class A and Class B Note balance and the pool balance, which amount will be paid out as described below under "Principal",

 .    seventh, to pay interest on the Class C Notes,

 .    eighth, to fund a payment of principal, to the extent as may be necessary to reduce the combined Class A, Class B, and Class C Note principal balance to the pool balance, i.e., to maintain parity between the aggregate note principal balance and the pool balance, which amount will be paid out as described below under "Principal",

 .    ninth, to fund a payment of principal in an amount generally equal to the decrease in the pool balance during the prior month, reduced by the amount of any principal allocated as provided above, and further reduced by the amount of any excess level of overcollateralization, which amount will be paid out as described below under "Principal",

 .    tenth, to fund a payment of principal, to the extent as may be necessary to reduce to zero the principal balance of any class which remains outstanding on or after its final scheduled payment date, which amount will be paid out as described below under "Principal",

 .    eleventh, to deposit into the reserve account an amount up to the reserve account required amount,

 .    twelfth, to fund using excess cashflow, as well as excess amounts released from the reserve account, an additional payment of principal, to the extent as may be necessary to increase the overcollateralization to its required target level, which amount will be paid out as described below under "Principal", and

 .    thirteenth, to pay the remainder, if any, to the holder of the trust certificate.

Interest

On each payment date, the noteholders of each class will receive interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, interest will accrue from the closing date. The interest rate for each class is listed on the cover page of this preliminary prospectus supplement. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on all other classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Notes in proportion to the interest due on each class.

Principal

On each payment date, all amounts allocated to the payment of principal as described in "Flow of Funds" above will be aggregated and will be paid out in the following order of priority:

 .    first, to the Class A-1 Noteholders until they are paid in full,

 .    second, to the Class A-2 Noteholders until they are paid in full,

 .    third, to the Class A-3 Noteholders until they are paid in full,

 .    fourth, to the Class A-4 Noteholders until they are paid in full,

 .    fifth, to the Class B Noteholders until they are paid in full, and

 .    sixth, to the Class C Noteholders until they are paid in full.

If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on the Class B Notes or the Class C Notes.

Optional Redemption

On any payment date when the outstanding principal balance of the notes is less than or equal to 5% of the original principal balance of the notes, the bank may purchase the auto loans from the trust. This will result in the redemption of the notes. If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

The Trust Assets

General

The trust's assets will principally include:

 .    a pool of auto loans, which are secured by new and used automobiles, light duty trucks and vans;

 .    collections on the auto loans received on or after September 1, 2000;

 .    an assignment of the security interests in the vehicles securing the auto loan pool; and

 .    amounts held in the reserve account.

The Auto Loans

The auto loans consist of simple interest retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by new and used automobiles, light duty trucks and vans financed by means of the auto loan. Each obligor's obligation under its auto loan is a full recourse obligation. The auto loans contain provisions which unconditionally require the obligor to make all payments under the related auto loan.

On the closing date, the bank will sell the auto loans to the trust.

On the closing date the trust will pledge the auto loans to the indenture trustee as collateral for the notes. Payments on the notes will be made from payments on the pledged auto loans, withdrawals from the reserve account and payments received under applicable insurance policies.

Characteristics of the Auto Loans

The statistical information presented in this preliminary prospectus supplement is based on the auto loans as of the cut-off date.

The auto loans will consist of "prime" quality auto loans secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the bank's financing program.

As of the cut-off date, the auto loans have:

 .    an aggregate principal balance of $________;

 .    a weighted average annual percentage rate of approximately ____%;

 .    a weighted average original maturity of approximately _____ months;

 .    a weighted average remaining maturity of approximately ____ months; and

 .    a remaining term of not more than 72 months and not less than 12 months.

Reserve Account

On the closing date, the amount in the reserve account will be $_______ which is ____% of the original pool balance, and which is the full required funding of the reserve account. The amount on deposit in the reserve account is required to be maintained at this level for so long as the notes are outstanding, except that the amount on deposit need never be greater than the aggregate outstanding note principal balance.

Amounts in the reserve account will be available:

 .    to pay interest on the notes,

 .    to pay the principal balance of a class of notes to zero on that class's final scheduled payment date, and

 .    to pay principal on the notes to the extent necessary to reduce the then outstanding principal balance of the notes to the then outstanding pool balance, i.e., to maintain parity between the aggregate note balance and the pool balance.

Subordination

Payments on the Subordinate Notes are subordinated to payments on the Class A Notes. This subordination of distributions on the Subordinate Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes.

Payments on the Class C Notes are subordinated to payments on the Class A Notes and Class B Notes. This subordination of payments on the Class C Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes and the Class B Notes.

Overcollateralization

On the closing date, the original pool balance will exceed the initial principal amount of the notes of all classes by approximately $_______, which is approximately ____% of the original pool balance. This excess represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) ____% of the then-current pool balance, less the amount then on deposit in the reserve account and (2) the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and that have not been charged off, less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of the excess of interest collections on the auto loan pool over the interest paid out on the notes, as additional principal paid on the notes. In general, the target amount of overcollateralization will decrease as the pool balance decreases. However, the required amount of overcollateralization on any payment date will never be less than ____% of the original pool balance. The overcollateralization will be available to absorb losses on the auto loan pool.

Servicing

The bank will be the servicer of the auto loans and will be responsible for servicing, managing and making collections on, and otherwise enforcing, the auto loans.

Federal Income Tax Consequences

For federal income tax purposes:

 .    Dewey Ballantine LLP, tax counsel to the trust and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the trust will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

 .    Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

 .    Dewey Ballantine LLP has prepared the discussion under "Material Federal
     Income Tax Consequences" in this preliminary prospectus supplement and "Certain Tax Considerations" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under "ERISA Considerations" in this preliminary prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Ratings

 .    The trust will not issue the notes unless they have been assigned the ratings stated below.

 .    You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

Class                      Ratings
-----                      -------
            S&P          Moody's      Fitch IBCA
            ---          -------      ----------
    A-1     A-1+         Prime -1        F1+
    A-2     AAA            Aaa           AAA
    A-3     AAA            Aaa           AAA
    A-4     AAA            Aaa           AAA
     B       A             A2             A
     C      BBB+           Baa2          BBB+


Legal Investment Considerations

The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act.

                                 RISK FACTORS

          In addition to those factors described under "Risk Factors" in the prospectus, you should consider, among other things, the following factors in connection with the purchase of the notes:

          An investment in the notes may be an illiquid investment. There currently is no secondary market for the notes, and there is no assurance that one will develop or, if one does develop, that it will continue until the notes are paid in full. The underwriters intend to make a market in the notes but have no obligation to do so.

          The rate at which the notes will amortize cannot be predicted. All of the auto loans are prepayable at any time without penalty. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. Under certain circumstances, the bank will be obligated to purchase auto loans as a result of breaches of certain representations and covenants in the transaction documents. The bank also has the right, subject to certain conditions, to purchase the auto loans when the total principal balance of the notes is 5% or less of the total principal balance of the notes as of the date they are issued. Any reinvestment risks resulting from a faster or slower incidence of prepayments and/or purchases of auto loans will be borne entirely by the noteholders.

          The Subordinate Notes are subordinated notes, and the risk of loss or delay in distributions is greater than on the Class A Notes.

          Payments on the Subordinate Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the holders of Subordinate Notes will not receive any payments of interest on a payment date unless the full amount of interest due on the Class A Notes on that payment date as well as an amount of principal to maintain parity between the Class A Note principal balance and the pool balance has been paid. No principal will be paid on the Subordinate Notes until the entire principal balance of all Class A Notes has been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and therefore decreasing the likelihood of payment on the Subordinate Notes.

          The holders of the Subordinate Notes are restricted in their rights to accelerate the notes.

          The most senior class outstanding at any time will have the right under most circumstances to accelerate the notes or waive an event of default, as well as to direct remedies following an event of default.

          Geographic concentrations of receivables may result in higher losses if particular regions experience downturns. As of the cut-off date, based upon billing address information provided to the bank, the obligors resided in [43] states and the District of Columbia. Five of these states, [Texas, Georgia, Virginia, Maryland and North Carolina] account for ____%, _____%, _____%, ____% and ____%, respectively, of the aggregate principal balance of the receivables in the trust. Adverse economic conditions in these states could adversely affect the delinquency, loan loss or repossession experience with respect to the auto loans. Changes in these factors may also affect the rate of principal payments on the auto loans.

          Failure to obtain a perfected security interest in the vehicles in all states may lead to a reduction in distributions of principal and interest. The bank or its agent will hold the auto loans and the certificates of title or ownership relating to the vehicles as custodian for the indenture trustee. However, the auto loans will not be marked or stamped to indicate that they have been sold to the trust, and the certificates of title or ownership for the vehicles will not be endorsed or otherwise amended to identify the trust as the new secured party. Under such circumstances and in certain jurisdictions, the trust's interest in the auto loans and the vehicles may be defeated. See "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

          If the protection provided to the noteholders by the overcollateralization and the reserve account is insufficient to pay principal and interest on the notes, the noteholders would have to look principally to the obligors on the auto loans and to the proceeds from the repossession and sale of vehicles which secure the auto loans. In that event, certain factors, such as the indenture trustee's failure to have perfected security interests in the vehicles in all states, may affect the trust's ability to repossess and sell the vehicles securing the auto loans, and thus may reduce the proceeds to be distributed to noteholders. See "Description of the Notes--Flow of Funds" in this preliminary prospectus supplement, as well as "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                                   THE TRUST

          The following information supplements and, to the extent more specific, supersedes the information contained in the accompanying prospectus.

General

          Chevy Chase Auto Receivables Trust 2000-2, or the trust will be a Delaware business trust formed under the laws of the State of Delaware under a trust agreement, dated as of September 1, 2000 between the bank and the owner trustee for the purpose of engaging in the transactions described in this preliminary prospectus supplement. The trust will only engage in the following activities:

     . acquiring, holding and managing the auto loans and the other assets of the trust,

     .  issuing the notes,

     .  making payments on the notes, and

     .  engaging in other activities in connection with the notes.

          The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as owner trustee, at the same address as the owner trustee.

          The trust will not acquire any assets other than the trust property, and it is not anticipated that the trust will have any need for additional capital resources. The financial statements of the trust, which were prepared prior to sale of the auto loans to the trust and the issuance of the notes, are included in this preliminary prospectus supplement beginning on page S-____. No historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust have been included because the trust will have had no operating history upon its establishment and will not have engaged in any business other than acquiring and holding the trust property, issuing the notes and distributing payments on the notes.

The Owner Trustee

          Wilmington Trust Company will be the owner trustee under the trust agreement. It is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement and the sale and servicing agreement, to be dated as of September 1, 2000, among the trust, the seller, the servicer and the indenture trustee.

The Indenture Trustee

          U.S. Bank National Association will be the indenture trustee under an indenture, dated as of September 1, 2000, among the trust and U.S. Bank National Association, as indenture trustee. U.S. Bank National Association is a national banking association, the principal offices of which are located at 180 East 5th Street, St. Paul, Minnesota 55101.

                                USE OF PROCEEDS

          The net proceeds received by the trust from the sale of the notes will be used to pay the bank the cash portion of the purchase price for the auto loans and to fund the initial deposit to be made to the reserve account.

                           THE 2000-2 TRUST PROPERTY

General

          The trust assets consist of the following:

     .    the auto loans;

     . all monies, including accrued interest, due or received on the auto loans on or after the cut-off date of September 1, 2000;

     . all amounts and property from time to time held in or credited to the collection account, the reserve account and the note account;

     . all of the seller's security interests in new and used automobiles, light duty trucks and vans, or the financed vehicles;

     . all of the seller's rights to proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies, if any, covering financed vehicles or obligors, as the case may be, to the extent that such insurance policies relate to the auto loans;

     . any proceeds from the sale of repossessed financed vehicles;

     . all of the bank's right to all documents contained in the auto loan files;

     . all property, including the right to receive future liquidation proceeds, that secures an auto loan and that shall have been acquired by or on behalf of the indenture trustee; and

     . all proceeds of the foregoing.

          The indenture does not permit the trust to acquire any additional assets.

                      PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on each class of notes will be directly related to the rate of principal payments on the underlying auto loans. If any class of notes is purchased at a price other than at par, the yield to maturity on such class also will be affected by the rate of principal payments. The principal collections on the auto loans may be in the form of scheduled principal payments, prepayments or liquidations due to default, casualty and the like. Any principal collections other than scheduled principal payments, will result in distributions to the noteholders of amounts which would otherwise have been distributed over the remaining term of the auto loans. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

          The effective yield to the holders of a class of notes will depend upon, among other things, the price at which such notes are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the noteholders and the rate at which such principal is paid.

          On each payment date, the indenture trustee will pay the noteholders of each class interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, monthly interest will accrue from the closing date at the applicable note rate on the original note principal balance for each class of the notes. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on all other classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The original note principal balance for each class is:

          Class A-1 Notes:  $___________

          Class A-2 Notes:  $___________

          Class A-3 Notes:  $___________

          Class A-4 Notes:  $___________

          Class B Notes:    $___________, and

          Class C Notes:    $___________

          Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this preliminary prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

          The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Tables, have been prepared on the basis of the following assumptions:

     . the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     . each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

     . the initial principal amount of the notes is as stated on the cover page;

     . interest on the notes accrues during each interest period at the following assumed coupon rates: Class A-1, ____%; Class A-2, _____%; Class A-3, ____%; Class A-4, ____%; Class B, _____%; and Class C, ____%;

     . payments on the notes are made on the 15th day of each month whether or not a business day;

     .    the notes are purchased on the closing date;

     . the overcollateralization is initially ____% of the pool balance, building to ____% of the amortizing pool balance, minus the amount then on deposit in the reserve account; however, the required amount of overcollateralization on any payment date will never be less than ____% of the original pool balance;

     . the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

     .  the seller or the servicer exercises its clean-up call redemption.

          The ABS Tables also assume that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                      Remaining
                                                         Term
                   Aggregate                         to Maturity           Seasoning
  Pool         Principal Balance         APR         (in Months)          (in Months)
-------     ----------------------   ----------  -----------------   -------------------
1                       $                %
2                                        %
3                                        %
4                                        %
5                                        %
            ----------------------   ----------  -----------------   -------------------
Total                   $                %
            ======================   ==========  =================   ===================

          The ABS Tables indicate, based on the assumptions described above, the percentages of the initial principal amount of the notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the notes to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes. The percentages in the ABS Tables have been rounded to the nearest whole number.

                 Percentage of Initial Note Principal Balance
                          at Various ABS Percentages

                                          Class A -1 Notes
--------------  -----------------------------------------------------------------------------
Payment Date        0.5%           1.0%            1.5%            2.0%              2.5%
--------------  ------------  -------------   -------------  --------------   ---------------
Closing Date
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
June 2001
July 2001
August 2001
September 2001
Average Life (years)
   To 5% Call........
   To Maturity.......


                 Percentage of Initial Note Principal Balance
                          at Various ABS Percentages

                                           Class A -2 Notes
--------------  -----------------------------------------------------------------------------
Payment Date        0.5%           1.0%            1.5%            2.0%              2.5%
--------------  ------------  -------------   -------------  --------------   ---------------
Closing Date
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
June 2001
July 2001
August 2001
September 2001
October 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002
May 2002
June 2002
July 2002
August 2002
September 2002
Average Life (years)
   To 5% Call.....
   To Maturity....

                 Percentage of Initial Note Principal Balance
                          at Various ABS Percentages

                                           Class A -3 Notes
--------------  -----------------------------------------------------------------------------
Payment Date        0.5%           1.0%            1.5%            2.0%              2.5%
--------------  ------------  -------------   -------------  --------------   ---------------
Closing Date
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
June 2001
July 2001
August 2001
September 2001
October 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002
May 2002
June 2002
July 2002
August 2002
September 2002
October 2002
November 2002
December 2002
January 2003
February 2003
March 2003
April 2003
May 2003
June 2003
July 2003
August 2003
September 2003
October 2003
November 2003
December 2003
January 2004
February 2004
March 2004
April 2004
May 2004
June 2004
July 2004
August 2004
September 2004
Average Life (years)
   To 5% Call.........
   To Maturity........

                 Percentage of Initial Note Principal Balance
                          at Various ABS Percentages

                                           Class A -4 Notes
--------------  -----------------------------------------------------------------------------
Payment Date        0.5%           1.0%            1.5%            2.0%              2.5%
--------------  ------------  -------------   -------------  --------------   ---------------
Closing Date
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
June 2001
July 2001
August 2001
September 2001
October 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002
May 2002
June 2002
July 2002
August 2002
September 2002
October 2002
November 2002
December 2002
January 2003
February 2003
March 2003
April 2003
May 2003
June 2003
July 2003
August 2003
September 2003
October 2003
November 2003
December 2003
January 2004
February 2004
March 2004
April 2004
May 2004
June 2004
July 2004
August 2004
September 2004
October 2004
November 2004
December 2004
January 2005
February 2005
March 2005
April 2005
Average Life (years)
   To 5% Call..........
   To Maturity.........

                 Percentage of Initial Note Principal Balance
                          at Various ABS Percentages

                                           Class B Notes
--------------  -----------------------------------------------------------------------------
Payment Date        0.5%           1.0%            1.5%            2.0%              2.5%
--------------  ------------  -------------   -------------  --------------   ---------------
Closing Date
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
June 2001
July 2001
August 2001
September 2001
October 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002
May 2002
June 2002
July 2002
August 2002
September 2002
October 2002
November 2002
December 2002
January 2003
February 2003
March 2003
April 2003
May 2003
June 2003
July 2003
August 2003
September 2003
October 2003
November 2003
December 2003
January 2004
February 2004
March 2004
April 2004
May 2004
June 2004
July 2004
August 2004
September 2004
October 2004
November 2004
December 2004
January 2005
February 2005
March 2005
April 2005
May 2005
Average Life (years)
   To 5% Call.......
   To Maturity......

                 Percentage of Initial Note Principal Balance
                          at Various ABS Percentages


                                           Class C Notes
--------------  -----------------------------------------------------------------------------
Payment Date        0.5%           1.0%            1.5%            2.0%              2.5%
--------------  ------------  -------------   -------------  --------------   ---------------
Closing Date
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
May 2001
June 2001
July 2001
August 2001
September 2001
October 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002
May 2002
June 2002
July 2002
August 2002
September 2002
October 2002
November 2002
December 2002
January 2003
February 2003
March 2003
April 2003
May 2003
June 2003
July 2003
August 2003
September 2003
October 2003
November 2003
December 2003
January 2004
February 2004
March 2004
April 2004
May 2004
June 2004
July 2004
August 2004
September 2004
October 2004
November 2004
December 2004
January 2005
February 2005
March 2005
April 2005
May 2005
Average Life (years)
  To 5% Call.........
  To Maturity........

                             THE POOL OF AUTO LOANS

General

          The assets of the trust will primarily consist of the auto loans, which are secured by the financed vehicles.

          The auto loans in the pool were purchased or originated by the bank. You should note that the bank also acts as servicer for the auto loans under the sale and servicing agreement, and we refer to the bank in that capacity as the servicer.

          With respect to the auto loan pool as of the cut-off date:

     . ____% by aggregate principal balance were purchased by the bank from dealers in the ordinary course of business;

     . ____% by aggregate principal balance were originated directly by the bank at or through its deposit branches;

     . approximately ____% of the aggregate principal balance represents financing of new automobiles, light duty trucks and vans; and

     . approximately ____% of the aggregate principal balance represents financing of used automobiles, light duty trucks and vans.

Underwriting Procedures

          Each auto loan was originated or purchased by the bank and underwritten in accordance with the bank's established underwriting policies described below. The underwriting procedures of the bank are designed to provide a basis for assessing the obligor's ability and willingness to repay the loan.

          The bank requires each applicant to complete an application form providing various items of general demographic information, financial information, and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. The bank then reviews the application and a credit bureau report is obtained. In conducting the assessment of the obligor, the bank considers such factors as the obligor's FICO score, the ratio of the proposed loan payment to income and the ratio of debt to income. The bank also evaluates the obligor's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The obligor's equity in the collateral and the terms of the loan are also important in the bank's analysis.

          For those applications that are approved, the bank then determines the amount and terms of the financing to be offered. The amount that the bank will advance against the motor vehicle ranges from 100% to 120% of the invoice for new vehicles and the NADA trade-in value for used vehicles plus, in each case, dealer additions, based on the applicable FICO score of the obligor. Dealer additions are limited to 15% of the purchase price. The term for a loan is a function of the age of the motor vehicle and the applicable FICO score of the obligor. Acceptable terms generally range from 24 to 72 months in length.

          The bank's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer with appropriate approval authority. The bank periodically conducts quality audits to ensure compliance with its established policies and procedures.

Selection Criteria

          The auto loans were selected from the bank's portfolio on the basis of a number of criteria, including the following:

     .  each auto loan has an original term to maturity of 12 to 72 months;

     .  each auto loan has a maturity of not later than _________;

     . each auto loan provides for level monthly payments that fully amortize the amount financed over the original term;

     .  no auto loan was more than 29 days past due as of the cut-off date;

     . each auto loan has an unpaid principal balance of not less than $1,000 as of the cut-off date; and

     . the weighted average remaining term to maturity of the auto loans was ______ months as of the cut-off date.

          All the auto loans are prepayable at any time. The bank makes no prediction as to the actual prepayment experience on the auto loans. See also "Description of the Notes--Optional Termination" in this preliminary prospectus supplement regarding the bank's option to purchase the auto loans when the total principal balance of the notes is 5% or less of total principal balance of the notes as of the date of issuance of the notes.

          The auto loans are simple interest installment sales contracts and installment loans which provide for equal monthly payments.

          The composition, distribution by annual percentage rate, commonly called APR, and geographical distribution of the auto loans as of the cut-off date are as set forth in the following tables.

             Composition of the Auto Loans as of the Cut-Off Date

Initial Aggregate Principal Balance........................................      $
Number of Auto Loans.......................................................
Average Original Principal Balance.........................................      $
Range of Original Principal Balances.......................................      $ to $
Average Remaining Principal Balance........................................      $
Range of Remaining Principal Balances......................................      $ to $
Weighted Average APR(1)....................................................      %
Range of APRs..............................................................      % to %
Weighted Average Original Term to Maturity(1)..............................      ______ months
Range of Original Terms to Maturity........................................      __ months to __ months
Weighted Average Remaining Term to Maturity(1).............................      ____ months
Range of Remaining Terms to Maturity.......................................      ___ months to ___ months

--------------------------------------------------------------------------------
(1) Weighted by remaining principal balance.

         Distribution of the Auto Loans by APR as of the Cut-Off Date

                                                                                       Percentage of
                                         Number of              Aggregate                Aggregate
           Range of APRs                 Auto Loans         Principal Balance        Principal Balance
           -------------                 ----------         -----------------        -----------------
 7.00% to 7.99%..................
 8.00% to 8.99%..................
 9.00% to 9.99%..................
10.00% to 10.99%.................
11.00% to 11.99%.................
12.00% to 12.99%.................
13.00% to 13.99%.................
14.00% to 14.99%.................
15.00% to 15.99%.................
16.00% to 16.99%.................
17.00% to 17.99%.................
18.00% to 18.99%.................
---------------------------------       ----------         -----------------        -----------------
Total............................                           $                             100.00%
                                        ==========         =================        =================

       Geographic Distribution of the Auto Loans as of the Cut-Off Date

                                                                                      Percentage of
                                          Number of             Aggregate               Aggregate
         State(1)(2)                     Auto Loans         Principal Balance       Principal Balance
         -----------                     ----------         -----------------       -----------------
         Alabama...................
         Florida...................
         Georgia...................
         Maryland..................
         North Carolina............
         Pennsylvania..............
         Tennessee.................
         Texas.....................
         Virginia..................
         Other.....................
         --------------------------      ----------         -----------------       -----------------
         Total.....................
                                         ==========         =================       =================

(1) Based upon the billing address of the obligors.

(2) No other state represents more than 1% of the Auto Loans.

   Distribution of the Auto Loans by Remaining Principal Balance as of the
                                 Cut-Off Date

               Range of Remaining             Number of           Aggregate Principal     Percentage of Aggregate
               Principal Balances             Auto Loans                Balance              Principal Balance
               ------------------             ----------                -------              -----------------
    $    00.00 to $   4,999.99.......
    $ 5,000.00 to $   9,999.99.......
    $10,000.00 to $  14,999.99.......
    $15,000.00 to $  19,999.99.......
    $20,000.00 to $  24,999.99.......
    $25,000.00 to $  29,999.99.......
    $30,000.00 to $  34,999.99.......
    $35,000.00 to $  39,999.99.......
    $40,000.00 to $  44,999.99.......
    $45,000.00 to $  49,999.99.......
    $50,000.00 to $  54,999.99.......
    $55,000.00 to $  [______]........
                                              ----------          -------------------        -----------------
    Total............................                                                         100.00%
                                              ==========          ===================        =================

    Distribution of the Auto Loans by Remaining Terms to Maturity as of the
                                 Cut-Off Date

                                                                     Aggregate            Percentage of
        Range of Remaining Terms to               Number of          Principal              Aggregate
             Maturity (months)                    Auto Loans          Balance           Principal Balance
        ---------------------------            ---------------    ---------------    -----------------------
        12 to 24............................
        25 to 36............................
        37 to 48............................
        49 to 60............................
        61 to 72............................
                                               ---------------    ---------------    -----------------------
        Total...............................                      $                                   100.00%
                                               ===============    ===============    =======================

                                   THE BANK

General

          The bank, which is the seller and the servicer of the auto loans, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The bank's telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, or the OTS, within the Department of the Treasury and, to a lesser extent, by the Federal Deposit Insurance Corporation, or the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC.

          Based on unaudited results, at March 31, 2000, the bank had consolidated assets of approximately $10.2 billion, deposits of approximately $6.5 billion, and stockholders' equity of approximately $479.3 million. As a savings bank chartered under the laws of the United States, the bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, or FIRREA. At March 31, 2000, the bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 5.50%, 5.50%, 7.44% and 11.48%, respectively. As of such date, the bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution is being operated in an unsafe or unsound condition or has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

Litigation

          The bank is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

Delinquency and Default Experience

          The tables below set forth certain information concerning the bank's delinquency and loss experience with respect to its servicing portfolio of retail installment sales contracts for new and used automobiles, light duty trucks and vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. The bank cannot assure you that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the auto loans included in the trust.

                           CHEVY CHASE BANK, F.S.B.

                            Delinquency Experience

                                                                                 As of December 31,
                              ---------------------------------------------------------------------------------------------
                                   1995                    1996                    1997                    1998
                              -------------------   ---------------------    --------------------    ----------------------
                              Dollar   Percentage    Dollar    Percentage    Dollar    Percentage    Dollar     Percentage
                              Amount    of Total     Amount     of Total     Amount     of Total     Amount      of Total
                              (000)    Auto Loans    (000)     Auto Loans    (000)     Auto Loans     (000)     Auto Loans
                           ---------- ------------  --------  ------------  --------  ------------  --------  -------------
Auto Loans
Outstanding(1)              $431,351                $714,320                $853,424                $760,348

Delinquencies:(2)(3)

30-59 Days                  $  2,491       0.58%    $  8,516        1.19%   $  9,212       1.08%    $  7,919       1.04%

60-89 Days                       742       0.17%       2,176        0.30%      3,256       0.38%       2,297       0.30%

90 days or more                1,667       0.39%       3,588        0.50%      9,188       1.08%       6,155       0.81%
                            --------     ------     --------       -----    --------      -----     --------      -----
Total Delinquencies         $  4,900       1.14%    $ 14,280        1.99%   $ 21,656       2.54%    $ 16,371       2.15%
                            ========      =====     ========       =====    ========      =====     ========      =====

                           ------------------------    ----------------------
                                   1999                As of March 31, 2000
                             Dollar    Percentage      Dollar     Percentage
                           ------------------------    ----------------------
                             Amount     of Total       Amount      of Total
                             (000)     Auto Loans      (000)      Auto Loans
                           ---------  ------------    --------   ------------
Auto Loans
Outstanding(1)             $1,133,797                $1,347,454

Delinquencies:(2)(3)

30-59 Days                 $   10,439    0.92%       $    9,796    0.73%

60-89 Days                 $    3,180    0.28%       $    2,205    0.16%

90 days or more            $    7,709    0.68%       $    8,129    0.60%
                           ----------   -----        ----------   -----
Total Delinquencies        $   21,328    1.88%       $   20,130    1.49%
                           ==========   =====        ==========   =====

     (1)  Auto loans outstanding is the remaining principal balance.

     (2) The period of delinquency is based on the number of days payments are contractually past due.

     (3)  Includes repossessions in inventory.

                           CHEVY CHASE BANK, F.S.B.

                                Loss Experience

                        For the year ended December 31,

                     -------------------------------------------------------------------------------
                                1995                      1996                       1997
                     ------------------------- --------------------------- ------------------------


                                   Percentage                 Percentage                Percentage
                       Dollar      of Average                 of Average     Dollar     of Average
                       Amount      Auto Loans      Dollar     Auto Loans     Amount     Auto Loans
                         (000)     Outstanding  Amount (000)  Outstanding     (000)     Outstanding
                     ------------------------- --------------------------- ------------------------
Average Auto Loans
Outstanding(2)         $363,845                 $565,963                    $832,700

Gross Charge-offs(3)   $  2,120        0.58%    $  3,795          0.67%     $  8,303         1.00%

Recoveries(4)          $    275        0.07%    $    277          0.05%     $    770         0.09%
                       --------        -----    --------          -----     --------         -----

Net Losses             $  1,845        0.51%    $  3,518          0.62%     $  7,533         0.91%
                       ========        =====    ========          =====     ========         =====

                     -------------------------------------------------- --------------------------------
                               1998                     1999             For the six-month period ended
                     ------------------------ -------------------------              ended
                                                                                 March 31, 2000
                                                                        --------------------------------
                                                                                      Percentage
                                  Percentage             Percentage of                of Average
                      Dollar      of Average  Dollar      Average Auto                Auto Loans
                      Amount      Auto Loans  Amount         Loans         Dollar     Outstanding
                        (000)    Outstanding    (000)     Outstanding   Amount (000)      (1)
                     --------- -------------- -------- ---------------- ------------ -------------------
Average Auto Loans
Outstanding(2)       $771,587                $940,031                    $1,279,333

Gross Charge-offs(3) $ 12,682        1.64%   $  8,200        0.87%       $    2,681        0.84%

Recoveries(4)        $  1,211        0.15%   $  1,554        0.16%       $      504        0.16%
                     --------        -----   --------        -----       ----------        -----

Net Losses           $ 11,471        1.49%   $  6,646        0.71%       $    2,177        0.68%
                     ========        =====   ========        =====       ==========        =====

     (1)      Annualized.

     (2)      Equals the arithmetic average of the month-end balances.

     (3) Gross charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.

     (4) Includes current post-disposition recoveries on receivables previously charged off.

                  DESCRIPTION OF SALE AND SERVICING AGREEMENT

Conveyance of Auto Loans

                  On the closing date, the bank will sell to the trust, without recourse except as expressly set forth in the sale and servicing agreement, all of the bank's right, title and interest in and to the auto loans and the other trust property, including its security interests in the financed vehicles. Concurrently with this sale and assignment, the indenture trustee will execute, authenticate and deliver the notes to the underwriters against payment to the bank of the net purchase price of the sale of the notes.

                  In the sale and servicing agreement, the bank will make various representations and warranties to the trust, including:

          . the information provided with respect to auto loans is correct in all material respects;

          . the obligor on each auto loan is required to obtain physical damage and theft insurance in accordance with the bank's normal requirements;

          . at the date of issuance of each class of notes, the auto loans are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the bank have been asserted or threatened (other than the interest of the trust and indenture trustee;

          . on the closing date, each of the auto loans is or will be secured by a first priority perfected security interest in the financed vehicle in favor of the bank; and

          . at the time it was originated, each auto loan complied, and on the closing date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

                  The only recourse the trust and the noteholders will have against the bank for breach of any of the representations and warranties made with respect to the auto loans in the sale and servicing agreement will be to require the bank to repurchase the auto loan. See "--Mandatory Repurchase of Auto Loans" in this preliminary prospectus supplement.

                  To assure uniform quality in servicing the auto loans and to reduce administrative costs, the bank, as servicer, shall be appointed as initial custodian of the auto loans. The servicer, in its capacity as custodian, will hold the auto loans and all electronic entries, documents, instruments and writings related to the auto loans, or the auto loan file, directly or through sub-servicers, on behalf of the indenture trustee for the benefit of noteholders. The auto loans will not be stamped or otherwise marked to reflect the sale and assignment of the auto loans to the trust and the pledge thereof to the indenture trustee and will not be segregated from other receivables held by the servicer. However, UCC financing statements reflecting the sale and assignment of the auto loans by the bank to the trust will be filed, and the bank's accounting records and computer systems will be marked to reflect such sale and assignment and subsequent pledge to the indenture trustee. See "Certain Legal Aspects of the Receivables" in the prospectus. The sale and servicing agreement will require the servicer to file continuation statements relating to such UCC financing statements in order to maintain the perfected security interest of the trust in the auto loans. The servicer may designate a third-party document retention company to act as custodian with respect to auto loan files.

Servicing Procedures

                  The servicer will service the auto loans pursuant to the sale and servicing agreement. The sale and servicing agreement requires the servicer to carry out the servicing of the auto loans generally in the same manner in which it services receivables and vehicles held for its own account. In performing its servicing duties, the servicer will act on behalf and for the benefit of the trust and the noteholders, subject at all times to the provisions of the sale and servicing agreement, without regard to any relationship which the servicer or any affiliate of the servicer may otherwise have with an obligor.

                  The servicer, as an independent contractor on behalf of the trust and for the benefit of the noteholders, will be responsible for managing, servicing and administering the auto loans and enforcing and making collections on the auto loans and any insurance policies relating to the financed vehicles and for enforcing any security interest in any of the financed vehicles, all as set forth in the sale and servicing agreement. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the indenture trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to noteholders and attempting to maintain the perfected security interest of the bank in the financed vehicles.

Servicer's Certificate

                  The sale and servicing agreement requires that on or before December 31 of each year, beginning December 31, 2001, the servicer deliver an officer's certificate to the indenture trustee and the rating agencies which states that:

          . the officer has reviewed the servicer's activities and performance of its duties under the sale and servicing agreement during the preceding 12-month period ended December 31 of that year (or the period since the date of the sale and servicing agreement);

          .    the review has been made under that officer's supervision; and

          . to the best of the officer's knowledge, based on the review, the servicer has fulfilled all of its obligations under the sale and servicing agreement throughout the period in question, or, if there has been a default in the fulfillment of any such obligation, specifying each default known to the officers, its nature and status.

Review by Independent Certified Public Accountants

               The sale and servicing agreement requires the servicer to have a firm of independent certified public accountants, who may also render other services to the servicer, deliver a written statement to the indenture trustee. The independent certified public accountants must deliver this report within 90 days following the end of each fiscal year of the servicer, beginning with the servicer's fiscal year ending September 30, 2001 and send a copy to the rating agencies. This report must confirm that:

     . the firm of independent certified public accountants has read the monthly servicer's certificates delivered pursuant to the sale and servicing agreement with respect to each collection period during such one-year period, or such longer or shorter period since the date of the sale and servicing agreement;

     . the firm of independent certified public accountants has reviewed the servicing of the auto loans by the servicer;

     . its review included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the sale and servicing agreement; and

     . except as described in the report, the review disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

Servicer Default; Waiver of Past Defaults

               A servicer default under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

     . the servicer's failure to deliver the servicer's certificate to the indenture trustee on or before the determination date, which failure continues unremedied for more than three business days after written notice from the indenture trustee or the holders of notes evidencing not less than 25% of the principal balance of the notes as of that date of determination;

     . the servicer's failure to deliver to the indenture trustee for distribution to the noteholders any proceeds or payment which the sale and servicing agreement requires it to deliver, which failure continues unremedied for more than three business days after written notice from the indenture trustee or the holders of notes evidencing not less than 25% of the principal balance of the notes as of that date of determination;

     . the servicer's failure to observe or perform in any material respect any other covenant or agreement of the servicer, in the sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for more than 30 days after the giving of written notice of such failure to the servicer, by the indenture trustee or to the indenture trustee by noteholders evidencing not less than 25% of the principal balance of the notes as of that date of determination; and

     .    any insolvency event.

               An insolvency event means financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations, as described in "Description of the Trust Agreements--Removal of the Servicer" in the prospectus. Upon the occurrence of a servicer default, the servicer may be removed by the indenture trustee or by the majority noteholders. The majority noteholders may waive some defaults by the servicer in the performance of its obligations under the sale and servicing agreement, as described in "Description of the Securities--Waiver of Past Defaults" in the accompanying prospectus.

               The majority noteholders means, as of any date of determination, holders of notes representing a majority of the aggregate principal balance of all classes of notes as of that date of determination.

Servicing Compensation, Payment of Expenses and Trustees' Fees

               For its servicing of the auto loans, the servicer will be entitled to receive a monthly servicing fee on each payment date which equals one-twelfth times 1.00% of the pool balance as of the first day of the immediately preceding collection period. The servicer will deposit all late fees into the collection account and those fees will be included in available funds.

               All costs of servicing each auto loan in the manner required by the sale and servicing agreement will be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the financed vehicles subject to a defaulted auto loan, the servicer's actual out-of-pocket expenses reasonably incurred with respect to such defaulted auto loan or financed vehicle.

               On each payment date, the indenture trustee and the owner trustee are each entitled to receive a fee (payable from available funds) for their services as indenture trustee and owner trustee, during the prior collection period in an amount agreed upon by the bank and the indenture trustee and the owner trustee, respectively.

Mandatory Repurchase of Auto Loans

               In the event of a breach of any representation or warranty with respect to the auto loans described in "--Conveyance of Auto Loans" in this preliminary prospectus supplement, which breach materially and adversely affects an auto loan or the interest of the trust or the noteholders in such auto loan, the bank will be required to repurchase the auto loan from the trust for the purchase amount. This repurchase requirement will not apply if the breach has been cured by the last day of the collection period following the collection period during which the bank becomes aware of, or receives written notice from the indenture trustee, or the servicer of the breach. The purchase amount is payable on the determination date following such subsequent collection period. The repurchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee against the bank for any such uncured breach. See "Description of the Trust Agreements--Mandatory Repurchase of Receivables" in the accompanying prospectus.

               In the event of a breach of certain covenants of the servicer in the sale and servicing agreement, the servicer will be required to purchase the affected auto loans from the trust. The purchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee against the servicer for any such uncured breach. See "Description of the Trust Agreements-- Servicing Procedures" in the accompanying prospectus.

               The purchase amount of any auto loan, with respect to any payment date equals the sum of:

     . the outstanding principal balance of the auto loan as of the last day of the preceding collection period, and

     . the amount of unpaid interest on the auto loan's principal balance at the related APR through the date the auto loan is purchased, after giving effect to the receipt of monies collected on the auto loan in that preceding collection period.

                           DESCRIPTION OF THE NOTES

General

               The trust will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differs from the descriptions provided in this preliminary prospectus supplement, the descriptions provided in this preliminary prospectus supplement replace those descriptions. You can obtain a copy of the indenture without charge on written request addressed to the indenture trustee at its Corporate Trust Department at 180 East 5th Street, St. Paul, Minnesota 55101, Att: Structured Finance/Chevy Chase 2000-2.

               The trust will offer the notes in minimum denominations of $1,000 and integral multiples of $1 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg or in the Euroclear System in Europe. See "Description of the Securities -- Book-Entry Registration" and Annex I in the prospectus.

               In addition to the notes, the trust will also issue the trust certificate which will not be offered by this preliminary prospectus supplement.

Distributions to the Noteholders of the Subordinate Notes

               Payments of interest on the Subordinate Notes will only be made on each payment date if available funds remain after paying all fees to the servicer, the indenture trustee and the owner trustee and after making all payments of interest on the Class A Notes and certain payments of principal on that date. No principal will be paid to the holders of the Subordinate Notes until the entire outstanding principal balance of all Class A Notes has been paid to zero.

Payment Dates

               The notes will pay interest and principal on the fifteenth day of each month, or, if the fifteenth day is not a business day, on the next following business day. The first payment date will be October 16, 2000. Only holders of record as of the close of business on the day immediately preceding a payment date, commonly known as a record date, will receive payments on that payment date.

               A business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the Corporate Trust Office of the indenture trustee under the trust agreement is located are authorized or obligated by law or executive order to close.

               Each month the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust during the calendar month, before the month in which the payment date occurs. This period is referred to as a collection period.

               The final scheduled payment dates are set forth on the cover to this preliminary prospectus supplement.

Accounts

               On the closing date the indenture trustee will establish the following accounts, for the benefit of the noteholders:

               . the collection account, into which all payments, made on or with respect to the auto loans will be deposited,

               .    the note account, and

               .    the reserve account.


Delivery of the Servicer's Certificate

        On or before the earlier of the 8th business day or the 11th calendar day of each month, or the determination date, the servicer will deliver a servicer's certificate to the indenture trustee and the rating agencies. The servicer's certificate will provide the information needed to make payments and other distributions and transfers on the upcoming payment date.

Flow of Funds

                  On each payment date, the servicer will, in the servicer's certificate, instruct the indenture trustee as to the application of the available funds for that payment date. The available funds for a payment date are the collections on the auto loan pool received by the servicer during the prior month, minus servicer compensation (other than the monthly servicing fee) and reimbursable amounts owed to the servicer; this amount will be transferred from the collection account to the note account. The available funds, together with amounts transferred from the reserve account to the note account to fund noteholder payments, will, on each payment date, be allocated in the following order of priority:

                  (1)    to the servicer, the monthly servicing fee;

                  (2) to the owner trustee and the indenture trustee, the fees then due to each of them;

                  (3) to the Class A Noteholders, ratably, the interest then due to them, including carryover shortfall interest;

                  (4) to fund a payment of principal to the extent as may be necessary to reduce the Class A Note principal balance to the pool balance; i.e., to maintain parity between the Class A Note principal balance and the pool balance, which amount will be paid out as described below under "Principal";

                  (5) to the Class B Noteholders, the interest then due to them, including carryover shortfall interest,

                  (6) to fund a payment of principal to the extent as may be necessary to reduce the combined Class A and Class B Note principal balance to the pool balance i.e., to maintain parity between the combined Class A and Class B Note balance and the pool balance, which amount will be paid out as described below under "Principal";

                  (7) to the Class C Noteholders, the interest then due to them, including any carryover shortfall interest;

                  (8) to fund a payment of principal to the extent as may be necessary to reduce the combined Class A, Class B, and Class C Note principal balance to the pool balance, i.e., to maintain parity between the aggregate note principal balance and the pool balance, which amount will be paid out as described below under "Principal";

                  (9) to fund a payment of principal in an amount generally equal to the decrease in the pool balance during the prior month, reduced by the amount of any principal allocated as provided above, and further reduced by the amount of any excess level of
                      overcollateralization, which amount will be paid out as described below under "Principal";

               (10) to fund a payment of principal to the extent as may be necessary to reduce to zero the principal balance of any class which remains outstanding on or after its final scheduled payment date, which amount will be paid out as described below under "Principal";

               (11) to the reserve account, any deficiency in the reserve account required amount;

               (12) to fund, using excess cashflow, as well as excess amounts released from the reserve account, an additional payment of principal to the extent as may be necessary to increase the overcollateralization to its required target level, which amount will be paid out as described below under "Principal"; and

               (13) the remainder, if any, of the available funds, to the holder of the trust certificate.

Interest Payments

               Interest on each class of notes will accrue during each interest accrual period at the applicable interest rate listed below from and including the most recent payment date that interest was paid -- or, in the case of the first payment date, from and including the closing date to but excluding the following payment date. The interest accruing during an interest period will accrue on each class's outstanding principal amount as of the end of the prior payment date -- or, in the case of the first payment date, on each class's initial note principal balance.

               For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

               The interest rate for each class of notes is as follows:

               . Class A-1 Interest Rate:  _____% per annum;

               . Class A-2 Interest Rate: _____% per annum;

               . Class A-3 Interest Rate: _____% per annum;

               . Class A-4 Interest Rate: _____% per annum;

               . Class B Interest Rate: _____% per annum and

               . Class C Interest Rate: _____% per annum.

               Principal Payments. On each payment date, all amounts allocated to the payment of principal as described in "Flow of Funds" above will be aggregated and will be paid out in the following order of priority:

               (1) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

               (2) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

               (3) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

               (4) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero;

               (5) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero; and

               (6) to the Class C Noteholders in reduction of principal until the principal balance of the Class C Notes has been reduced to zero.

               If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on the Class B Notes and the Class C Notes.

Credit Enhancement

               Subordination of the Subordinate Notes. Payments on the Subordinate Notes are subordinated to payments on the Class A Notes. This subordination of distributions on the Subordinate Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes.

               Payments on the Class C Notes are subordinated to payments on the Class A Notes and Class B Notes. This subordination of payments on the Class C Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes and the Class B Notes.

               Reserve Account. On the closing date, the amount in the reserve account will be $_____ which is _____% of the original pool balance and which is the full required funding of the reserve account. The amount on deposit in the reserve account is required to be maintained at this level for so long as the notes are outstanding, except that the amount on deposit need never be greater than the aggregate outstanding note principal balance.

               On each payment date, the amount on deposit in the reserve account will be available to pay:

          .    interest on the notes for that payment date,

          . if that payment date is the final scheduled payment date of any class of notes, the amount necessary to reduce the principal balance of such class of notes to zero, and

          . the excess, if any, by which the aggregate outstanding principal amount of all classes of notes, after taking into account all other payments of principal on that payment date, exceeds the pool balance as of the end of the prior month, i.e., the amount necessary to maintain parity between the aggregate note balance and the pool balance.

          Amounts on deposit in the reserve account on a payment date, after taking into account all deposits to and withdrawals from the reserve account, which are in excess of the required amount will be released from the reserve account and applied:

          . as part of excess cashflow, to fund an additional payment of principal on the notes to the extent needed to increase or maintain the overcollateralization, and

          .    to make a payment to the holders of the trust certificate.

Overcollateralization

On the closing date, the original pool balance will exceed the initial principal amount of the notes of all classes by approximately $_____, which is approximately ____% of the original pool balance. This excess represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) ____% of the pool balance less the amount in the reserve account and (2) the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and have not been charged off and less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of the excess of interest collections on the auto loan pool over the interest paid out on the notes as well as releases of excess amounts from the reserve account. In general, the target amount of overcollateralization will decrease as the pool balance decreases. However, the required amount of overcollateralization on any payment date will never be less than ____% of the original pool balance. The overcollateralization will be available to absorb losses on the auto loan pool prior to any withdrawals from the reserve account used to fund principal.

Withholding

          The indenture trustee is required to comply with all federal income tax withholding requirements respecting payments to noteholders of interest or original issue discount with respect to the notes that the indenture trustee reasonably believes are applicable under the Code. Foreign Beneficial Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Material Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--Foreign Investors" in this preliminary prospectus supplement. The consent of neither the noteholders nor the Beneficial Owners will be required for such withholding. In the event that the indenture trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any noteholders pursuant to federal income tax withholding requirements, the indenture trustee is required to indicate the amount withheld in its monthly report to such noteholders. If any withholding or other tax is imposed by any jurisdiction, neither the noteholders nor the Beneficial Owners have any right to receive additional interest or other amounts in consequence thereof.

Reports to Noteholders

          On each payment date, the indenture trustee will furnish or cause to be furnished with each payment to noteholders, a monthly report, based on information in the servicer's certificate, setting forth the following information for that payment date:

          . the amount of the principal payment for each class of notes including any overdue principal;

          . the amount of the interest payment for each class of notes including any overdue interest;

          . the aggregate amount of fees received by the servicer, the owner trustee and the indenture trustee for the collection period;

          . the amount, if any, withdrawn from the reserve account with respect to such payment date;

          . the aggregate net losses on the auto loans for the related collection period;

          . the pool balance and the pool factor as of the end of the related collection period;

          . the aggregate principal balance of all auto loans which were delinquent (1) 30 days or more and (2) 90 days or more, in each case, as of the last day of the related collection period; and

          . the principal balance for each class of notes on such payment date (after giving effect to the distributions on such payment date).

Optional Termination

          The indenture and the sale and servicing agreement will provide that on any payment date following the record date on which the total principal balance of the notes is 5% or less of the aggregate original note principal balance, the bank will have the option to acquire all right, title and interest in all, but not less than all, auto loans held in the trust by paying into the trust for retirement of the notes an amount equal to the aggregate of the purchase amounts of the auto loans.

Events of Default

          The notes are subject to the following events of default:

          . default in the payment of interest on any Note, when the same becomes due and payable, and the default shall continue for a period of five days; or

          . default in the payment of the outstanding principal balance of any note on its final scheduled payment date, and the default shall continue for a period of five days;

          . default in the observance or performance of any other covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, subject to the giving of notice and a grace period; or

          .    bankruptcy events concerning the trust.


Rights upon an Event of Default

          If there is an event of default, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until any overdue principal and interest is paid. The indenture trustee's remedies following an event of default will include the institution of proceedings to collect amounts due, foreclosure of the property comprising the trust assets and the exercise of other standard secured creditor remedies. The indenture trustee may also elect to maintain possession of the trust assets, and continue to apply collections on the auto loans as if there had been no declaration of acceleration. The indenture trustee's remedies also include the right to retain an independent public accounting firm to produce a verification report as to whether or not the trust assets would be sufficient, on an ongoing basis, to make all payments on the notes, assuming that the notes remain outstanding through maturity.

          . If the event of default results from the bankruptcy of the trust or the failure of the trust to pay timely interest on any class of notes or principal on the final scheduled payment date of any note, the notes of all classes may be accelerated, and the indenture trustee may exercise the above remedies, but only if so directed by the controlling class.

          . If the event of default results from a covenant default by the trust, then the notes will only be accelerated and remedies exercised, if the holders of a majority of the principal balance of each class, voting on a class-by-class basis, so direct.

          The noteholders may base their directions to the indenture trustee on the results of the verification report, as well as a valuation of the projected sale proceeds of the trust assets. The costs of any verification report or valuation will not be borne by the indenture trustee or by the owner trustee, but by the trust, or, if the noteholders so elect, by the noteholders. Controlling class means the holders of notes representing a majority of the principal balance of the Class A Notes then outstanding, or if the Class A Notes are not outstanding, the Class B Notes then outstanding, or if neither the Class A Notes nor the Class B Notes are outstanding, the Class C Notes then outstanding.

          If an event of default occurs and has not been remedied, the indenture trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents and except in the case of a default in respect of a covenant, the controlling class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. The controlling class may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note will have the right to institute any proceeding under the trust documents, unless:

          . the holder previously has given the indenture trustee written notice of a continuing event of default;

          . the holders of not less than 25% of the aggregate principal balance of all outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

          . the holder or holders have offered the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

          . the indenture trustee has for 60 days failed to institute the proceeding; and

          . no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes. In addition, the indenture trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the bank, or join in any institution against the trust or the bank of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the notes. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Characterization of the Trust

          Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

          Treatment of the Notes as Indebtedness. The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

          The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

          On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity.

          If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto.

An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

          Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as debt, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the seller and the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Taxation of Certain Foreign Investors" below.

          Original Issue Discount. It is anticipated that the notes will not have any original issue discount or OID, other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code, generally will not apply to the notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a note multiplied by its expected weighted average life.

          Market Discount. A subsequent purchaser who buys a note for less than its principal amount may be subject to the market discount rules of section 1276 through 1278 of the Code. If a subsequent purchaser of a note disposes of the note, including some nontaxable dispositions such as a gift, any gain upon the sale or other disposition will be recognized as ordinary income to the extent of any accrued for the period that the purchaser holds the note. Similarly, if a subsequent purchase receives a principal payment, the amount of that principal payment will be treated as ordinary income to the extent of any market discount accrued for the period that the purchaser holds the note. The holder may instead elect to include market discount in income as it accrues on all debt instruments acquired in the year of acquisition of the notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the note over the purchaser's basis in the note offered immediately after the purchaser acquired the note. In general, market discount on a note will be treated as accruing over the term of the note in the ratio of interest for the current period over the sum of the current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

          The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a note at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income.

          However, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the notes and, when each distribution is received, capital gain equal to the discount allocated to the distribution will be recognized.

          Market Premium. A subsequent purchaser who buys a note for more than its principal amount generally will be considered to have purchased the note at a premium. The holder may amortize the premium, using a constant yield method, over the remaining term of the note and, except as future regulations may otherwise provide, may apply the amortized amounts to reduce the amount of interest reportable for the note over the period from the purchase date to the date of maturity of the note. The amortization of the premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods described above for accrual of market discount on such an obligation. A holder that elects to amortize premium must reduce his tax basis in the obligation by the amount of the aggregate deductions, or interest offsets, allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

          Sale or Redemption of Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the note. The adjusted basis generally will equal the cost of the note to the seller, increased by any original issue discount included in the seller's gross income in respect of the note, and by any market discount which the taxpayer elected to include in income or was required to include in income, and reduced by payments other than payments of qualified stated interest in respect of the note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a note, either on the date on which the payment is scheduled to be made or as a prepayment, will recognize gain equal to any excess, of the amount of the payment over his adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, this gain or loss realized by an investor who holds a note as a capital asset within the meaning of Internal Revenue Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

          Taxation of Foreign Investors. Interest payments including OID, if any, on the notes made to a foreign person, which is a nonresident alien individual, foreign corporation or other non-United States person generally will be portfolio interest. This interest is not subject to United States tax if the payments are not effectively connected with the conduct of a trade or business in the United States by the foreign person and if the trust or other person who would otherwise be required to withhold tax from these payments is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person.

          Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the notes may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the distributions fail to furnish to the payor their taxpayer identification numbers and other required information, or otherwise fail to establish an exemption from tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

State and Local Tax Considerations

          Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

                             ERISA Considerations

          The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

          Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

          The sale of notes to a plan is in no respect a representation by us or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                    RATINGS

          As a condition to issuance, the notes must receive at least the following ratings from Moody's Investors Service, Inc. , Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. in order to be issued:

       Class                             Ratings
       -----   ---------------------------------------------------
                              S&P        Moody's        Fitch IBCA
                              ---        -------        ----------
        A-1                  A-1+        Prime -1           F1+
        A-2                   AAA           Aaa             AAA
        A-3                   AAA           Aaa             AAA
        A-4                   AAA           Aaa             AAA
         B                      A            A2               A
         C                  [BBB+]         [Baa2]          [BBB+]

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

          Under the terms and subject to the conditions set forth in an underwriting agreement, dated September __, 2000, the underwriters named below have agreed to purchase from the bank the following respective principal amounts of the notes:

       Class A-1 Notes
------------------------------
                                   Principal
                                   Amount of
         Underwriter                 Notes
------------------------------     ---------
                                   $-----
                                   $-----
J. P. Morgan Securities Inc.       $-----

Total.........................     $-----


       Class A-2 Notes
------------------------------
                                   Principal
                                   Amount of
         Underwriter                 Notes
------------------------------     ---------
                                   $-----
                                   $-----
J. P. Morgan Securities Inc.       $-----

Total.........................     $-----


       Class A-3 Notes
------------------------------
                                   Principal
                                   Amount of
         Underwriter                 Notes
------------------------------     ---------
                                   $-----
                                   $-----
J. P. Morgan Securities Inc.       $-----

Total.........................     $-----

       Class A-4 Notes
------------------------------
                                   Principal
                                   Amount of
         Underwriter                 Notes
------------------------------     ---------
                                   $-----
                                   $-----
J. P. Morgan Securities Inc.       $-----

Total.........................     $-----


       Class B Notes
------------------------------
                                   Principal
                                   Amount of
         Underwriter                 Notes
------------------------------     ---------
                                   $-----
                                   $-----
J. P. Morgan Securities Inc.       $-----

Total.........................     $-----


       Class C Notes
------------------------------
                                   Principal
                                   Amount of
         Underwriter                 Notes
------------------------------     ---------
                                   $-----
                                   $-----
J. P. Morgan Securities Inc.       $-----

Total.........................     $-----

          The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the will be obligated to purchase all the notes, if any are purchased.

          The bank has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page of this preliminary prospectus supplement and to dealers at prices less the initial selling concession, but not in excess of the percentages listed in the table below. The underwriters may allow, and the dealers may reallow, a concession to other dealers, but not in the excess of the reallowance concessions listed below. After the initial public offering of the notes, the public offering prices and the concessions, may be changed.

                                                         Selling
                                                       Concessions   Reallowance
                                                       -----------   -----------

     Class A-1 Notes................................

     Class A-2 Notes................................

     Class A-3 Notes................................

     Class A-4 Notes................................

     Class B Notes..................................

     Class C Notes..................................

          The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions.

          The bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

          Each underwriter has represented and agreed that:

     . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the regulations) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     . it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the notes if that person is of a kind described in
        Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on; and

     . it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

          In the ordinary course of its business, each underwriter and its respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the bank and its affiliates.

                                 LEGAL MATTERS

          Certain legal matters relating to the issuance of the notes will be passed upon for the bank by Shaw Pittman, New York, New York and Washington, D.C. and for the underwriters by Dewey Ballantine LLP, New York, New York. George M. Rogers, Jr., who is associated with Shaw Pittman, is a director of the bank and a trustee of the parent of the bank.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Certificateholder of Chevy Chase Auto Receivables Trust 2000-2:

          We have audited the accompanying balance sheet of Chevy Chase Auto Receivables Trust 2000-2 (the "Trust") as of September __, 2000. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust as of September __, 2000, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Vienna, Virginia
September __, 2000

                   CHEVY CHASE AUTO RECEIVABLES TRUST 2000-2
                                 BALANCE SHEET

                               September __, 2000

                                     ASSETS

     Cash............................................................     $1,000
                                                                          ------
     Total Assets....................................................     $1,000
                                                                          ======

                        LIABILITIES AND TRUST PRINCIPAL

     Interest in trust...............................................     $1,000
                                                                          ------
     Total liabilities and trust principal...........................     $1,000
                                                                          ======

The accompanying notes are an integral part of this financial statement.

                   CHEVY CHASE AUTO RECEIVABLES TRUST 2000-2

                         NOTES TO FINANCIAL STATEMENT

                               _________________

          1.   Nature of Operations:

          Chevy Chase Auto Receivables Trust 2000-2 (the "Trust"), was formed in the State of Delaware on September __, 2000. The Trust has been inactive since that date.

          The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from the bank to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

          2.   Capital Contribution:

          Chevy Chase Bank F.S.B. purchased, for $1,000, a 100% beneficial ownership interest in the Trust.

                                  $__________

                   Chevy Chase Auto Receivables Trust 2000-2

                           Chevy Chase Bank, F.S.B.
                              Seller and Servicer

                 Auto Receivables Backed Notes, Series 2000-2


                             _____________________-
                             PROSPECTUS SUPPLEMENT
                             _____________________

You should rely on the information contained or incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where the offer is not permitted.

                                                              J. P. Morgan & Co.


                               September __, 2000

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the notes being offered hereunder other than underwriting discounts and commissions.

                  Registration Fee                                  $  319,127
                  Printing and Engraving Expenses                   $  240,000
                  Indenture Trustee's Fees                          $   60,000
                  Legal Fees and Expenses                           $  270,000
                  Blue Sky Fees and Expenses                        $   30,000
                  Accountants' Fees and Expenses                    $  200,000
                  Rating Agency Fees                                $1,000,000
                  Miscellaneous Fees                                $   60,873
                  Total                                             $2,180,000



Item 15. Indemnification of Directors, Officers, Employees and Agents.

     12 C.F.R. 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action.

     Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, or (b) in the case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

     The officers and directors of the Bank are covered by directors' and officers' insurance insuring them against any liability they may incur in their capacities as such, subject to 12 C.F.R. 545.121 of the rules and regulations of the OTS.

     Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), arising from information which has been or will be furnished to the registrant by such underwriters or agents that appear in the registration statement or any prospectus.

Items 16. Exhibits And Financial Statements.

        (a)    Exhibits

                1.1*    Form of Underwriting Agreement.

                3.1*    Charter of Chevy Chase Bank, F.S.B.

                3.2*    Bylaws of Chevy Chase Bank, F.S.B.

                4.1* Form of Indenture between the Trust and the Indenture Trustee.

                4.2* Form of Indenture between the Registrant and the Indenture Trustee.

                4.3*    Form of Pooling and Servicing Agreement.

                4.4*    Form of Trust Agreement.

                5.1** Opinion of Dewey Ballantine LLP with respect to legality.

                8.1**   Opinion of Dewey Ballantine LLP as to tax matters.

               10.1*    Form of Bond Insurance Policy.

               23.1**   Consent of Dewey Ballantine LLP (included in Exhibits
                        5.1 and 8.1).

               24.1**   Power of Attorney.



               *        Incorporated by reference to Registration Statement No.
                        333-21707.

               **       Previously filed.

     (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided that paragraph (a)(i) and (a)(ii) do not apply if such information is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the financial adjudication of such issue.

     (e) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertake that, for purposes of determining any liability under the Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g)(i) That, for purposes of determining any liability under Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b) (2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chevy Chase, State of Maryland, on August 30, 2000.

     The registrant reasonably believes that the security rating requirement pursuant to Transaction Requirement B.5 will be met by the time of sale.



                                      By:   /s/ Joel A. Friedman
                                           -------------------------------------
                                       Name:    Joel A. Friedman
                                       Title:   Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated below.


SIGNATURE                                           TITLE                                    DATE
---------                                           -----                                    ----


By:               *                                 Vice Chairman of the Board
    -------------------------------
         Alexander R.M. Boyle


By:               *                                Director
    -------------------------------
         Vincent C. Burke, Jr.



By:               *
   --------------------------------                 Director
         Donald G. Conrad



By:               *
    -------------------------------                 Director
         Gavin Malloy Farr



By:               *                                 Senior Vice President and
    -------------------------------                   Controller (Principal
         Joel A. Friedman                               Accounting Officer)
         Attorney-in-Fact


By:               *
    -------------------------------                 Director
          Jack S. Griswold



By:               *
   --------------------------------                 Director
         Gilbert M. Grosvenor



By:               *                                   Executive Vice President
    -------------------------------                 (Principal Financial Officer)
         Stephen R. Halpin, Jr.
         Attorney-in-Fact



By:               *
    -------------------------------                 Director
          Penne Percy Korth



By:               *                                 Director
    -------------------------------
      Lasalle D. Leffall, Jr., M.D.



By:               *
   --------------------------------                 Director
         William F. McSweeny



By:               *                                  Director
    -------------------------------
         Garland P. Moore, Jr.



By:               *                                  Director
    -------------------------------
     George M. Rogers, Jr., Esq.



By:               *                                 Chairman of the Board
    -------------------------------                    (Principal Executive Officer)
         B. Francis Saul II



By:              *                                  Director
    -------------------------------
         B. Francis Saul III



By:              *                                  Director
    -------------------------------
      Leonard L. Silverstein, Esq.



By:              *
    -------------------------------                 Director
         John R. Whitmore



* by Joel A. Friedman, as his true
  and lawful attorney-in-fact and agent.

                                  EXHIBIT INDEX


Exhibit                                                                           Page
1.1*     Form of Underwriting Agreement.........................................
3.1*     Charter of Chevy Chase Bank, F.S.B.....................................
3.2*     Bylaws of Chevy Chase Bank, F.S.B......................................
4.1*     Form of Indenture between the Trust and the Indenture Trustee..........
4.2*     Form of Indenture between the Registrant and the Indenture Trustee.....
4.3*     Form of Pooling and Servicing Agreement................................
4.4*     Form of Trust Agreement................................................
5.1**    Opinion of Dewey Ballantine LLP with respect to legality...............
8.1**    Opinion of Dewey Ballantine LLP as to tax matters......................
10.1*    Form of Bond Insurance Policy..........................................
23.1**   Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1).....
24.1**   Power of Attorney......................................................

         * Incorporated by reference to Registration Statement No. 333-21707. ** Previously filed.